Exhibit 99.(a)

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

DECEMBER 31, 2009

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

COMBINED STATEMENTS OF OPERATIONS

(in thousands of US$)

		Year Ended December 31,		October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
	Notes	2009	2008	2007	2007
		Successor	Successor	Successor	Predecessor
Sales and operating revenues
– third parties		1,404,042	1,509,619	222,179	1,238,430
– related parties	19	6,766	4,700	371	2,885
		1,410,808	1,514,319	222,550	1,241,315
Costs and expenses
Cost of sales and operating expenses, excluding depreciation and amortization shown below		1,123,194	1,224,928	195,420	998,430
Depreciation and amortization	9, 10	78,719	77,274	12,759	48,604
Selling and administrative expenses
– third parties		112,145	105,719	17,093	94,020
– related parties	19	34,592	36,176	10,363	30,003
Research and development expenses		13,437	15,282	2,092	12,519
Restructuring charges	3	1,428	4,575	—	1,317
Goodwill impairment charges	11	20,026	184,638	—	—
Interest expense
– third parties		97	292	137	142
– related parties	19	11,016	33,782	8,637	40,715
Other expenses (income) — net
– third parties	4	7,400	213	(905)	13,197
– related parties	4, 19	(3,114)	(4,386)	(2,684)	(13,455)
		1,398,940	1,678,493	242,912	1,225,492
Income (loss) before income taxes		11,868	(164,174)	(20,362)	15,823
Income tax expense (benefit)	6	19,002	14,669	(7,700)	7,114
Net income (loss)		(7,134)	(178,843)	(12,662)	8,709

The accompanying notes are an integral part of the combined financial statements.

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

COMBINED BALANCE SHEETS

(in thousands of US$)

		As at December 31,
	Notes	2009	2008
		Successor	Successor
ASSETS
Current assets
Cash and cash equivalents		34,082	6,694
Trade receivables
– third parties (net of allowance for doubtful accounts of 1,724 and 2,259 as at December 31, 2009 and 2008, respectively)	7	112,358	54,276
– related parties	7, 19	6,519	57,416
Short-term loans receivable — related parties	19	46,993	202,065
Deferred income taxes	6	11,781	8,780
Inventories	8	174,209	193,460
Prepaid expenses and other current assets
– third parties		16,732	23,629
– related parties	19	—	10
Total current assets		402,674	546,330
Property, plant and equipment — net	9	563,570	573,477
Intangible assets — net	10	281,024	289,745
Goodwill	11	241,680	252,926
Other long-term assets	12	5,720	8,636
Long-term loans receivable — related parties	19	—	17,568
Total assets		1,494,668	1,688,682

LIABILITIES AND INVESTED EQUITY
Current liabilities
Short-term borrowings — related parties	14, 19	294,191	247,258
Current portion of long-term debt
– third parties	14	—	210
– related parties	14, 19	—	11,365
Payables and accrued liabilities
– third parties	13	179,681	187,099
– related parties	13, 19	10,795	16,442
Total current liabilities		484,667	462,374
Long-term debt — net of current portion — related parties	14, 19	—	367,968
Other long-term liabilities	15	27,472	19,517
Postretirement benefits — net of current portion	16	122,625	120,038
Deferred income taxes	6	146,637	142,912
Total liabilities		781,401	1,112,809

Commitments and contingencies	20

Invested equity
Owner’s net investment		748,088	651,724
Accumulated other comprehensive income (loss)		(34,821)	(75,851)
Total invested equity		713,267	575,873
Total liabilities and invested equity		1,494,668	1,688,682

The accompanying notes are an integral part of the combined financial statements.

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

COMBINED STATEMENTS OF CASH FLOWS

(in thousands of US$)

	Year Ended December 31,		October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
	2009	2008	2007	2007
	Successor	Successor	Successor	Predecessor
OPERATING ACTIVITIES
Net income (loss)	(7,134)	(178,843)	(12,662)	8,709
Adjustments to determine net cash provided by (used in) operating activities:
General corporate expense allocations from the Owner	6,870	9,093	4,867	13,487
Depreciation and amortization	78,719	77,274	12,759	48,604
Provisions for (recoveries of) bad debt expense — net	234	324	(13)	903
Restructuring charges	1,428	4,575	—	1,317
Deferred income tax expense (benefit)	(11,594)	10,157	(7,844)	(8,070)
Goodwill impairment charges	20,026	184,638	—	—
Asset impairment charges not included in restructuring programs	—	—	—	6,271
Stock option expense	—	—	—	249
Amortization or write-off of net fair value adjustment related to short-term borrowings and long-term debt	(179)	2,339	476	—
(Gains) losses on sales of property, plant and equipment, businesses and investments — net	901	123	(196)	957
(Gains) losses on forgiveness of trade payables	(494)	—	—	—
Changes in operating working capital:
Trade receivables
– third parties	(51,785)	(1,221)	24,075	(328)
– related parties	50,897	11,323	(15,497)	1,280
Inventories	25,860	(2,227)	12,226	10,333
Prepaid expenses and other current assets
– third parties	7,269	6,413	(13,816)	(8,656)
– related parties	10	(10)	—	—
Payables and accrued liabilities
– third parties	(16,352)	(11,144)	4,723	(22,007)
– related parties	(2,940)	(1,690)	470	(4,033)
Net change in other long-term assets, other long-term liabilities and postretirement benefits — net of current portion	20,794	28,162	(7,490)	39,767
Net cash provided by (used in) operating activities	122,530	139,286	2,078	88,783

(Continued)

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

COMBINED STATEMENTS OF CASH FLOWS (Continued)

(in thousands of US$)

	Year Ended December 31,		October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
	2009	2008	2007	2007
	Successor	Successor	Successor	Predecessor
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(32,471)	(59,849)	(9,307)	(66,170)
Acquisitions of businesses and investments	—	(4,000)	—	(3,800)
Proceeds from sales of property, plant and equipment, businesses and investments	109	413	94	1,239
Long-term loans receivable — related parties:
Proceeds received on repayment of loans	17,567	148,160	2,534	902
Advances on loans	—	(1,229)	(1,413)	(17,554)
Short-term loans receivable — related parties — net	(68,696)	24,659	(21,093)	(22,889)
Net cash provided by (used in) investing activities	(83,491)	108,154	(29,185)	(108,272)

FINANCING ACTIVITIES
Short-term borrowings — related parties — net	(41,932)	(239,844)	23,737	82,055
Proceeds from issuance of long-term debt
– related parties	—	—	4,409	4,863
Debt repayments
– third parties	(214)	(3,703)	(504)	(7,597)
– related parties	(7,318)	(6,371)	(1,488)	(3,295)
Net cash transfers (to) from Owner	35,567	(11,204)	2,625	(46,508)
Net cash provided by (used in) financing activities	(13,897)	(261,122)	28,779	29,518

Effect of exchange rate changes on cash and cash equivalents	2,246	(1,986)	(240)	843
Net increase (decrease) in cash and cash equivalents	27,388	(15,668)	1,432	10,872
Cash and cash equivalents — beginning of period	6,694	22,362	20,930	10,058
Cash and cash equivalents — end of period	34,082	6,694	22,362	20,930

Supplemental disclosures of cash flow information:
Interest paid
– third parties	97	293	143	147
– related parties	11,379	36,030	10,589	39,646

(Continued)

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

COMBINED STATEMENTS OF CASH FLOWS (Continued)

(in thousands of US$)

	Year Ended December 31,		October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
	2009	2008	2007	2007
	Successor	Successor	Successor	Predecessor
Supplemental disclosures of non-cash investing and financing information:

Conversion of certain related party liabilities into Owner’s net investment (NOTES 1 and 19):
Short-term borrowings — related parties	(28,926)	—	—	—
Long-term debt — related parties	(24,616)	—	—	—
Accounts payable and accrued expenses — related parties	(1,331)	—	—	—
Non-cash transfers (to) from Owner (Owner’s net investment)	54,873	—	—	—

Conversion of certain related party long-term debt and trade payables into related party short-term borrowings and Owner’s net investment; and application of certain related party long-term debt against related party short-term loans receivable (NOTES 1 and 19):

Long-term debt — related parties	(348,000)	—	—	—
Accounts payable and accrued expenses	(597)	—	—	—
Short-term borrowings — related parties	117,790	—	—	—
Non-cash transfers (to) from Owner (Owner’s net investment)	7,038	—	—	—
Short-term loans receivable — related parties	223,769	—	—	—
Other net non-cash transfers (to) from Owner (Owner’s net investment)	(850)	7,579	(9,555)	(8,136)

The accompanying notes are an integral part of the combined financial statements.

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

COMBINED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) AND INVESTED EQUITY

(in thousands of US$)

	Comprehensive Income (Loss)	Owner’s Net Investment	Accumulated Other Comprehensive Income (Loss)(A)	Total Invested Equity
Predecessor
Balance as at December 31, 2006		724,343	(38,851)	685,492
Opening adjustment for unrecognized tax benefits under Accounting Standards Codification (ASC) Topic 740 (NOTE 1)		(399)		(399)
Net income — Period from January 1, 2007 Through October 23, 2007	8,709
Other comprehensive income (loss):
Net change in deferred translation adjustments	9,039
Net change in unfunded status of pension and other postretirement plans — net of taxes of $(16,335)	20,677
Comprehensive income (loss)	38,425	8,709	29,716	38,425
General corporate expense allocations from the Owner		13,487		13,487
Net transfers (to) from Owner(B)		(54,644)		(54,644)
Balance as at October 23, 2007		691,496	(9,135)	682,361

Successor
Opening balance as at October 24, 2007		839,824	—	839,824
Net loss — Period from October 24, 2007 Through December 31, 2007	(12,662)
Other comprehensive income (loss):
Net change in deferred translation adjustments	4,823
Net change in unfunded status of pension and other postretirement plans — net of taxes of $558	(961)
Comprehensive income (loss)	(8,800)	(12,662)	3,862	(8,800)
General corporate expense allocations from the Owner		4,867		4,867
Net transfers (to) from Owner(B)		(6,930)		(6,930)
Balance as at December 31, 2007		825,099	3,862	828,961

Successor
Net loss — Year ended December 31, 2008	(178,843)
Other comprehensive income (loss):
Net change in deferred translation adjustments	(55,299)
Net change in unfunded status of pension and other postretirement plans — net of taxes of $13,758	(24,414)
Comprehensive income (loss)	(258,556)	(178,843)	(79,713)	(258,556)
General corporate expense allocations from the Owner		9,093		9,093
Net transfers (to) from Owner(B)		(3,625)		(3,625)
Balance as at December 31, 2008		651,724	(75,851)	575,873

(Continued)

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

COMBINED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) AND INVESTED EQUITY (Continued)

(in thousands of US$)

	Comprehensive Income (Loss)	Owner’s Net Investment	Accumulated Other Comprehensive Income (Loss)(A)	Total Invested Equity
Successor
Net loss — Year ended December 31, 2009	(7,134)
Other comprehensive income (loss):
Net change in deferred translation adjustments	35,484
Net change in unfunded status of pension and other postretirement plans — net of taxes of $(2,647)	5,546
Comprehensive income (loss)	33,896	(7,134)	41,030	33,896
General corporate expense allocations from the Owner		6,870		6,870
Net transfers (to) from Owner(B)		96,628		96,628
Balance as at December 31, 2009		748,088	(34,821)	713,267

(A)                              Ending balances of Accumulated other comprehensive income (loss) are comprised of the following:

				As at
	As at December 31,			October 23,
	2009	2008	2007	2007
	Successor	Successor	Successor	Predecessor

Deferred translation adjustments	(14,992)	(50,476)	4,823	(14,547)

Unfunded status of pension and other postretirement plans — gross	(31,498)	(39,691)	(1,519)	6,242
Less: income tax effect	11,669	14,316	558	(830)
Unfunded status of pension and other postretirement plans — net of income tax effect	(19,829)	(25,375)	(961)	5,412
	(34,821)	(75,851)	3,862	(9,135)

(B)                                Net transfers (to) from Owner (Owner’s net investment) are comprised of the following:

	Year Ended December 31,		October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
	2009	2008	2007	2007
	Successor	Successor	Successor	Predecessor
Net cash transfers (to) from Owner	35,567	(11,204)	2,625	(46,508)
Conversion of certain related party liabilities into Owner’s net investment	54,873	—	—	—
Conversion of certain related party long-term debt and interest payable into related party short-term borrowings and Owner’s net investment; and application of certain related party long-term debt against related party short-term loans receivable	7,038	—	—	—
Other net non-cash transfers (to) from Owner	(850)	7,579	(9,555)	(8,136)
	96,628	(3,625)	(6,930)	(54,644)

The accompanying notes are an integral part of the combined financial statements.

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

1.             BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Rio Tinto Alcan Packaging — Food Americas (the Group or Packaging — Food Americas), which was a component of Rio Tinto Alcan Inc. (RTA), was held for sale by RTA as at December 31, 2009 (See Definitive Agreement and Sale below).  On October 23, 2007, Rio Tinto plc, a part of the Rio Tinto Group (Rio Tinto), acquired Alcan Inc. (Alcan) in a transaction referred to herein as the “Acquisition.”  Prior to the Acquisition, Alcan had announced plans to sell all of its food, pharmaceutical and medical, beauty and personal care and tobacco packaging businesses (Alcan Packaging), which included 128 plants in 31 countries.  Upon the completion of the Acquisition in October 2007, Rio Tinto continued with Alcan’s previously established plan to sell Alcan Packaging.

Rio Tinto Alcan Packaging — Food Americas includes only the food packaging businesses of Alcan Packaging operating in North America, South America and New Zealand, with 23 plants located in six countries.  The Group is headquartered in Chicago, Illinois, United States of America (US).

Definitive Agreement and Sale

On July 9, 2009, RTA announced that it had signed a definitive agreement to sell substantially all of Alcan Packaging — Food Americas to Bemis Company, Inc. (Bemis; New York Stock Exchange (NYSE): BMS) for total consideration of $1.2 billion (the Transaction).  On March 1, 2010, RTA announced that it had completed the Transaction.

In contemplation of the Transaction, subsequent to July 9, 2009 and up through the completion of the Transaction, the Group and the Owner undertook several steps to effect certain capital restructuring transactions to facilitate the consummation of the Transaction, as described in Note 19 — Related Party Transactions.

References

References herein to the “Group,” “Packaging — Food Americas,” “we,” “our,” or “us” refer to Rio Tinto Alcan Packaging — Food Americas, unless the context specifically indicates otherwise.  When used throughout this document: (i) RTA refers to Rio Tinto Alcan Inc. and, where applicable, one or more of its subsidiaries, affiliates and joint ventures; (ii) Alcan refers to Alcan Inc. and, where applicable, one or more of its subsidiaries, affiliates and joint ventures; (iii) Rio Tinto refers to the Rio Tinto Group and, where applicable, one or more of its subsidiaries, affiliates and joint ventures; and (iv) Owner refers to either Rio Tinto or Alcan or both, depending on the period(s) referenced by the context therein, and based upon the acquisition of Alcan by Rio Tinto on October 23, 2007.

Basis of Presentation

The Group’s combined financial statements are presented using accounting principles generally accepted in the United States of America (GAAP).  The Group has elected to use the US dollar as its reporting currency.  Management believes the assumptions underlying the combined financial statements, including the allocations described below, are reasonable.  However, the combined financial statements included herein may not necessarily reflect the Group’s results of operations, financial position and cash flows in the future or what its results of operations, financial position and cash flows would have been had the Group been a stand-alone entity during the periods presented.

As these combined financial statements represent a portion of the businesses of the Owner which do not constitute a separate legal entity, the net assets of the Group have been presented as Owner’s net investment in the Group.  The Owner’s net investment in the Group is comprised primarily of: (i) the initial investment to establish the net assets of the Group (and any subsequent adjustments thereto); (ii) the accumulated net income (losses) of the Group; (iii) net transfers to or from the Owner, including those related to cash management functions performed by the Owner; (iv) non-cash changes in financing arrangements, including the conversion of certain related party liabilities into Owner’s net investment; (v) corporate cost allocations; and (vi) changes in certain income tax liabilities or assets.

Pre-Acquisition

The combined statements of operations, cash flows and comprehensive income (loss) and invested equity for the period from January 1, 2007 through October 23, 2007 (the “Predecessor” period, as explained further below) have been derived from the accounting records of Alcan using the historical results of operations and historical bases of assets and liabilities of the businesses comprising the Group (including push down accounting, as described below, for pre-Acquisition acquisitions by Alcan), and were prepared in accordance with GAAP on a carve-out accounting basis.

Post-Acquisition

The combined balance sheets as at December 31, 2009 and 2008 and the combined statements of operations, cash flows and comprehensive income (loss) and invested equity for the years ended December 31, 2009 and 2008 and for the period from October 24, 2007 through December 31, 2007 (the “Successor” periods, as explained further below) have been derived from

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

the accounting records of RTA using the historical results of operations and historical bases of assets and liabilities of the businesses comprising the Group, and were prepared in accordance with GAAP on a carve-out accounting basis.  In addition, they have been adjusted for the effects of push down accounting from the Rio Tinto Acquisition of Alcan as described below and in Note 2 — Acquisition of Alcan by Rio Tinto.

Predecessor and Successor Reporting

The effects of the Acquisition of Alcan by Rio Tinto, and the subsequent adjustments to the carve-out basis of accounting applied to the Group were recorded in accordance with the United States Securities and Exchange Commission’s Staff Accounting Bulletin (SAB) Topic 5J, Push Down Basis of Accounting Required in Certain Limited Circumstances, which was codified into ASC Topic 805.  Accordingly, in the accompanying December 31, 2009 and 2008 combined balance sheets, the portion of the total consideration and related costs paid by Rio Tinto in connection with the Acquisition and attributable to the Group have been pushed down to Packaging — Food Americas and have been allocated to the assets acquired and liabilities assumed in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations.

Due to the impact of push down accounting, the Group’s combined financial statements and certain note presentations for its fiscal year ended December 31, 2007 are presented in two distinct periods to indicate the application of two different bases of accounting between the periods presented: (1) the period up to and including the Acquisition date (January 1, 2007 through October 23, 2007, identified as “Predecessor”) and (2) the period after that date (October 24, 2007 through December 31, 2007, identified as “Successor”).  All December 31, 2006 balances are also identified as “Predecessor.”  Combined financial statements as at and for the year ended December 31, 2009 and 2008 are identified as “Successor”.  The Group’s combined financial statements and certain notes include a black line division which indicates that the Predecessor and Successor reporting entities shown are not comparable.

Allocations from Owner

In addition to the carve-out of businesses and entities comprising the operations and the net assets of the Group, the Group’s combined financial statements also include allocations of certain Owner’s expenses, with corresponding amounts included in the combined balance sheets within Owner’s net investment.  Allocated items are described below.

The expenses allocated are not necessarily indicative of the expenses that would have been incurred had the Group performed these functions as a stand-alone entity, nor are they indicative of expenses that will be charged or incurred in the future.  It is not practicable to estimate the amount of expenses the Group would have incurred for the periods presented had it not been an affiliated entity of the Owner in each of those periods.

General Corporate Expenses

The Owner has allocated certain of its general corporate expenses to the Group based on average capital employed.  Capital employed represents total Group assets, less: (a) current and non-current trade payables and accrued liabilities; (b) other long-term liabilities; (c) postretirement benefits — net of current portion; (d) deferred income tax assets; and (d) short-term and long-term loans receivable — related parties.  The general corporate expense allocations are included in Selling and administrative expenses — related parties in the Group’s combined statements of operations.  These allocations are primarily for finance, human resources, legal, corporate and external affairs and the executive office of RTA and are mainly comprised of salaries, including variable compensation and normal current service cost for pensions, and other direct costs of the various functions.

The following table shows the general corporate expense allocations from the Owner and the Group’s total head office costs, including the amounts allocated, for the periods presented:

	Year Ended December 31,		October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
	2009	2008	2007	2007
	Successor	Successor	Successor	Predecessor
General corporate expense allocations from the Owner	6,870	9,093	4,867	13,487
Total Group head office costs, including the amounts allocated	9,491	12,779	4,661	19,144

The general corporate expense allocation for the period from January 1, 2007 through October 23, 2007 includes higher share-based compensation costs triggered by Alcoa Inc.’s unsolicited offer to acquire Alcan and the subsequent Rio Tinto

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Acquisition, and payments made to certain Alcan executives pursuant to change of control agreements triggered by the Acquisition.

Pensions and Postretirement Benefits

Certain businesses included in the Group have pension obligations mostly comprised of funded defined benefit pension plans in the US, Canada and Mexico.  Certain businesses included in the Group also have unfunded other postretirement benefit obligations, mostly comprised of healthcare benefits for retired employees in the US.  The related assets, liabilities and costs of these pension and other postretirement benefit plans are included in the Group’s combined financial statements.

For benefit plans of divisions of the Owner included in the Group for which the plans are managed by the Owner, the pension costs are accounted for by including their share of the service cost and allocating the other components of the pension costs based on their share of the projected benefit obligation in the Group’s combined statements of operations.  For these plans, none of the plan assets or projected benefit obligations are included in the Group’s combined balance sheets.

Income Taxes

Income taxes are calculated as if all of the Group’s operations had been separate tax paying legal entities, each filing a separate tax return in its local tax jurisdiction.  Substantially all of the Group’s income tax amounts currently payable or receivable by the Group are included in Owner’s net investment, because the net liabilities (receivables) for the taxes due (refundable) are recorded in the financial statements of the Owner’s non-Group entities that files the consolidated tax returns.  As a result of the aforementioned structure, substantially all of the Group’s income tax liabilities (refunds) are also paid (collected) by the Owner’s various non-Group entities.  These net changes in income tax amounts currently payable or receivable are included in net cash transfers (to) from Owner in the accompanying combined financial statements.

Cash Management

Cash and cash equivalents in the combined balance sheets are comprised of the cash and cash equivalents of the Group’s businesses.  None of the Owner’s cash and cash equivalents has been allocated to the Group in the combined financial statements.

Historically, the Group’s businesses in South America and New Zealand have performed their own cash management functions, while the Owner has performed cash management functions on behalf of the Group’s businesses in North America.  Cash deposits from the businesses in North America are transferred to the Owner on a regular basis.  Cash transfers to and from the Owner are included in the Owner’s net investment.

Interest Expense

The Owner obtains third party financing at the Owner level, and provides financing to the Group in the form of short-term borrowings and long-term debt.  This financing is presented as amounts due to related parties in the Group’s combined balance sheets.  Interest on this related party financing is included in Interest expense — related parties in the Group’s combined statements of operations.  The Owner does not allocate any additional interest expense to the Group.

Stock Options and Other Share-Based Compensation

Stock-option and other share-based compensation expense in the Group’s combined statements of operations includes the Owner’s expenses related to the fair value of awards held by certain employees of the Packaging — Food Americas businesses during the periods presented, as well as an allocation, calculated based on employment costs for both stock options and other share-based compensation, for the Owner’s corporate office employees.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions.  These may affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements.  They may also affect the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business Combinations

All business combinations are accounted for using the purchase method.  Under the purchase method, assets and liabilities of the acquired entity are recorded at fair value.  The excess of the purchase price over the fair value of the assets acquired and liabilities assumed is recorded as goodwill.

As a result of the Acquisition of Alcan by Rio Tinto, all of Alcan’s assets acquired and liabilities assumed were recorded at fair value with the excess of the purchase price over the fair value of the assets acquired and liabilities assumed recorded as goodwill.  As Alcan Packaging was designated as held for sale, Rio Tinto classified Alcan Packaging (which includes the

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Group) as assets held for sale, which were recorded at fair value less estimated cost to sell.   For purposes of these combined carve-out financial statements, the fair value less estimated cost to sell that was assigned to the Group has been deemed to be the cost of the net assets of the Group.  The cost of the net assets of the Group has been allocated to the assets acquired and liabilities assumed based on their fair values as at the date of acquisition, with the excess of the deemed cost recognized as goodwill.  See Note 2 — Acquisition of Alcan by Rio Tinto.

Principles of Combination and Other Investments

The combined financial statements include the revenues, expenses, assets and liabilities of the Group.  Investments in entities over which the Group has significant influence are accounted for using the equity method.  Under the equity method, the Group’s investment is increased or decreased by the Group’s share of the undistributed net income or loss and deferred translation adjustments since acquisition.  Investments in joint ventures are accounted for using the equity method.  Other investments are accounted for using the cost method.  Under the cost method, dividends received are recorded as income.

All intra-Group balances and transactions, including profits in inventories, between and among the Group’s businesses are eliminated in the combined financial statements.  Balances and transactions between the Group and the Owner have been identified as related party balances and transactions.

Foreign Currency

The reporting currency of the Group is the US dollar.  Exchange gains (losses) arising from the remeasurement of monetary assets and liabilities are realized in Other income (expenses) — net.  The functional currency of the Group’s foreign operations is generally the local currency.  The assets and liabilities of those foreign operations are translated into US dollars at the year-end exchange rates.  Revenues and expenses are translated at average exchange rates for the year.  Translation differences arising from exchange rate changes are included in the Deferred translation adjustments (DTA) component of Accumulated other comprehensive income (loss) (AOCI).  If there is a reduction in the Group’s ownership in a foreign operation resulting from a sale or substantial liquidation, the relevant portion of DTA is released from AOCI and realized in Other expenses (income) — net within (Gains) losses on sales of businesses and investments — net.

Revenue Recognition

Revenue from product sales, net of trade discounts, allowances and volume-based incentives, is recognized once delivery has occurred provided that persuasive evidence of an arrangement exists, the price is fixed or determinable, and collectibility is reasonably assured.  Delivery is considered to have occurred when title and risk of loss have transferred to the customer.  Revenue from services is recognized as services are rendered.

Shipping and Handling Costs

Amounts charged to customers related to shipping and handling are included in Sales and operating revenues, and related shipping and handling costs are recorded in Cost of sales and operating expenses.

Derivative Instruments

The Group enters into derivative contracts to hedge certain future, identifiable foreign currency and energy related risks.  Generally, such derivative contracts are used for risk management purposes only.  All such contracts are reported at fair value in the combined balance sheets and changes in fair value are included in Other expenses (income) — net.

Alcan was the counterparty to all of the Groups’ derivative instruments until the fourth quarter of fiscal 2007.  During the fourth quarter of 2007, the Owner created a derivative-holding and financing entity within Alcan Packaging (which is not included in the Group) known as Financière Euro Emballages Pechiney (FEEP).  FEEP became the counterparty for all Alcan Packaging entities’ derivative contracts, including those Alcan Packaging entities that are included in the Group.  As a result of this arrangement, the Group’s combined financial statements for the periods presented include related party assets, liabilities, gains and losses associated with derivative contracts where Alcan and FEEP are the counterparties.

In circumstances where the Group enters into contracts for a commodity or service that may contain derivative characteristics as a consequence of contract terms that are tied to future commodity pricing or foreign exchange rates, the Group recognizes and records embedded derivatives at fair value.

Inventories

Inventories are stated at cost (determined primarily using the average cost method) or net realizable value, whichever is lower.  Cost includes material, labor and manufacturing overhead costs.

Sale of Receivables

When the Group sells certain receivables to the Owner, it retains servicing rights and provides limited recourse, which constitutes retained interests in the sold receivables.  No servicing asset or liability is recognized in the Group’s combined

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

financial statements as the fees received by the Group reflect the fair value of the cost of servicing these receivables.  The related purchase discount is included in Other expenses (income) — net — related parties.

Property, Plant and Equipment

Property, plant and equipment is recorded at cost.  Additions, improvements and major renewals are capitalized; maintenance and repair costs are expensed.  Depreciation is calculated on the straight-line method using rates based on the estimated useful lives of the respective assets.  The principal rates range from 2% to 10% for buildings and structures, and from 6% to 10% for fabricating assets.  Gains or losses from the sale of property, plant and equipment are included in Other expenses (income) — net.

Intangible Assets

The Group’s intangible assets are comprised primarily of customer contracts and relationships; patented and non-patented technology; and trademarks and tradenames, all of which have finite lives.  Intangible assets are recorded at cost less accumulated amortization and are amortized using the straight-line method over their useful lives.

Impairment of Long-Lived Assets

The Group reviews its long-lived assets (including amortizable intangible assets) for impairment annually, or whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable.  An impairment loss is recognized when the carrying amount of the asset exceeds the future undiscounted cash flows expected from the asset.  Any impairment loss is measured as the amount by which the carrying amount exceeds the fair value.  Such evaluations for impairment are significantly affected by estimates of future prices for the Group’s products, capital needs, economic trends in the market and other factors.

Determinations of market values (quotes, bids, proposals, etc.) are used whenever available to estimate fair value.  When market values are unavailable, the fair value of the long-lived asset is generally based on estimates of future discounted net cash flows.  Assets to be disposed of by sale are reflected at the lower of their carrying amount or fair value less estimated cost to sell and are not depreciated while classified as held for sale.

Goodwill

Goodwill is tested for impairment on an annual basis at the reporting unit level (which corresponds to the Group’s operating segment level) and is also tested for impairment when events occur or circumstances change that would more likely than not reduce the fair value of a segment below its carrying value.  Fair value is based on estimates of discounted future net cash flows, unless a market value indicator from a third party is available.

Restructuring Charges

The Group records restructuring charges in accordance with Accounting Standards Codification (ASC) Topic 410 — Exit or Disposal Cost Obligations, which requires a company to recognize the liabilities for costs associated with exit or disposal activities when the liabilities are incurred.  Examples of costs covered by ASC Topic 410 include lease termination costs and certain employee severance costs that are associated with restructuring activities, discontinued operations, facility closings or other exit or disposal activities.

The Group recognizes liabilities that primarily include one-time termination benefits, or severance, and contract termination costs, primarily related to equipment and facility lease obligations.  These amounts are based on the remaining amounts due under various contractual agreements, and are periodically adjusted for any anticipated or unanticipated events or changes in circumstances that would reduce or increase these obligations.  The settlement of these liabilities could differ materially from recorded amounts.

Legal Claims

Accruals for legal claims are made when it is probable that liabilities will be incurred and where such liabilities can be reasonably estimated.

Environmental Costs and Liabilities

Environmental costs are expensed or capitalized, as appropriate, and the liability recorded generally on an undiscounted basis.  Environmental expenditures of a capital nature that extend the life, increase the capacity or improve the safety of an asset or that mitigate or prevent environmental contamination that has yet to occur are included in Property, plant and equipment and are depreciated generally over the remaining useful life of the underlying asset.  Expenditures relating to existing conditions caused by past operations, and which do not contribute to future revenues, are expensed when probable and estimable and are normally included in Cost of sales and operating expenses except for large, unusual amounts, which are included in Other expenses (income) — net.  Recoveries relating to environmental liabilities are recorded when received or when changes in circumstances warrant revisions to estimates.

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Pensions and Postretirement Benefits

Certain entities within the Group manage their defined benefit pension plans separately from those of the Owner.  The Group’s defined benefit pension plans are accounted for in accordance with ASC Topic 715 — Compensation — Retirement Benefits.  Other postretirement benefits are accounted for in accordance with ASC Topic 712 — Compensation — Nonretirement Postemployment Benefits.  Pension and postretirement benefit obligations are actuarially calculated using management’s best estimates and based on expected service period, salary increases and retirement ages of employees.  Pension and postretirement benefit expense includes the actuarially computed cost of benefits earned during the current service period, the interest cost on accrued obligations, the expected return on plan assets based on fair market value and the straight-line amortization of net actuarial gains and losses and adjustments due to plan amendments.  All net actuarial gains and losses are amortized over the expected average remaining service life of the employees.

Stock Options and Other Share-Based Compensation

Immediately prior to the Acquisition of Alcan by Rio Tinto in October 2007, all share-based compensation awards were settled.  Prior to their settlement, Alcan accounted for stock options granted to certain of its employees under the Alcan share option plan using the fair value provisions of ASC Topic 718 — Compensation — Stock Compensation.  Under the fair value method, stock option expense is recognized in the statement of operations over the requisite service period.  Compensation expense related to the Group’s employees is recognized immediately for options that vest within the reporting period.  Other cash-settled stock-based compensation arrangements were considered liability-classified awards, and were measured at fair value on the grant date and remeasured at the end of each reporting period until the award was settled.  Compensation expense for liability-classified awards is adjusted each reporting period for changes in fair value prorated for the portion of the vesting period rendered.  Once vested, compensation expense or income is immediately recognized for any change in fair value.  The majority of the Group’s stock-based compensation expense is included in Selling and administrative expenses.

Research and Development

The Group incurs costs in connection with research and development programs that are expected to contribute to future earnings, and charges such costs against income as incurred.  These costs include certain salaries, wages and related employment, facilities and operating expenses.

Income Taxes

The Group uses the asset and liability approach for accounting for income taxes (also refer to Allocations from Owner — Income Taxes above).  Under this approach, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  This approach also requires the recognition of deferred tax assets for operating loss carryforwards and tax credit carryforwards.

The effect on deferred tax assets and liabilities of a change in tax rates and laws is recognized in income in the period that includes the enactment date.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the deferred tax liabilities or assets are expected to be recovered or settled.  The Group records a valuation allowance on deferred tax assets when it is not more likely than not that the assets will be realized.  The Group uses judgment in assessing the potential for future recoverability, while at the same time considering past experience.  The Group’s conclusion of whether it is more likely than not that deferred assets will be realized includes making assessments of expectations of future taxable income.  All available evidence is considered in determining the amount of a valuation allowance.

The Group is subject to income taxes in numerous jurisdictions worldwide.  Certain businesses included in the Group are separate legal entities, while others may represent only a portion of an existing legal entity.  Certain of the Group’s businesses may be included in consolidated tax returns with the Owner, in some cases under the terms of non-compensatory tax sharing agreements.  In certain circumstances, the Group may be jointly and severally liable with other members of the entity filing the consolidated return for additional taxes that may be assessed.  For purposes of these combined financial statements, income taxes are calculated as if all of the Group’s operations had been separate tax-paying legal entities, each filing a separate tax return in its local tax jurisdiction.  As a result of using the separate return method, the resulting income tax attributes reflected in these combined financial statements may not reflect the historical or going forward position of income tax balances, especially those related to tax loss carryforwards.  The application of a tax allocation method requires significant judgment and making certain assumptions, mainly related to opening balances, applicable income tax rates, valuation allowances and other considerations.  Certain income tax amounts currently payable or receivable by the Group are included in Owner’s net investment, because the net liability (receivable) for the taxes due (refundable) and the actual payment or receipt of income taxes (refunds) are recorded in the financial statements of the Owner’s non-Group entity that files the consolidated tax return.  Provisions for uncertain tax positions are included in the Group’s combined balance sheets within liabilities or Owner’s net investment.

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

On January 1, 2007, the Group adopted the provisions of ASC Topic 740 — Income Taxes regarding accounting for uncertain tax positions.  Under ASC Topic 740, the Group may recognize the tax benefit from a tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon settlement.  The Group believes that the accruals for tax liabilities reflect the probable outcome of all material tax contingencies.  Upon adoption on January 1, 2007, the Group recorded a net increase of $399 to its liability for unrecognized tax benefits, resulting in an equivalent decrease to the   January 1, 2007 balance of Owner’s net investment.  See Note 6 — Income Taxes.

Investment tax credits are accounted for as a reduction in income tax expense.  Accrued interest and penalties related to unrecognized tax benefits are recognized as part of the Group’s provision for income tax expense (benefit).

Cash and Cash Equivalents

Cash and cash equivalents includes investments that are highly liquid and have original maturities of three months or less when purchased.  The carrying values of cash and cash equivalents approximate their fair value due to the short-term nature of these instruments.

Allowance for Doubtful Accounts

The allowance for doubtful accounts reflects management’s best estimate of probable losses inherent in the trade receivables balance.  Management determines the allowance based on known doubtful accounts, historical experience and other currently available evidence.

Adopted Accounting Standards and Guidance

SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a Replacement of FASB Statement No. 162

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a Replacement of FASB Statement No. 162, which was codified into Accounting Standards Codification (ASC and the Codification) Topic 105.  This guidance establishes the Codification as the sole source for authoritative US GAAP and supersedes all accounting standards in US GAAP, aside from those issued by the United States Securities and Exchange Commission (SEC).  ASC Topic 105 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  The adoption of this standard expanded the disclosures included in the Group’s combined financial statements.  In accordance with the spirit of the Codification, references herein to previously issued accounting standards also denote the new ASC references, if applicable.  Subsequent revisions to GAAP will be incorporated into the ASC through Accounting Standards Updates (ASUs).

ASU No. 2010-02 — An update to ASC Topic 810 — Consolidation — Accounting and Reporting for Decreases in Ownership of a Subsidiary — a Scope Clarification

In January 2010, the FASB issued ASU No. 2010-02 — An update to ASC Topic 810 — Consolidation — Accounting and Reporting for Decreases in Ownership of a Subsidiary — a Scope Clarification (ASU 2010-02).  ASU 2010-02 affects the accounting and reporting by an entity that (1) experiences a decrease in ownership in a subsidiary that is a business or non-profit activity and (2) exchanges a group of assets that constitutes a business or non-profit activity for an equity interest in another activity.  ASU 2010-02 also improves the disclosures for fair value measurements relating to retained investments in a deconsolidated subsidiary or a pre-existing interest held by an acquirer in a business combination.  The amendments in ASU 2010-02 are effective beginning in the period an entity adopts ASC Topic 810 (see below).  The adoption of this guidance had no significant impact on the Group’s combined financial statements.

SFAS No. 165 — Subsequent Events (codified into ASC Topic 855 — Subsequent Events)

In May 2009, the FASB issued SFAS No. 165, Subsequent Events which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  It also requires the disclosure of the date through which subsequent events are evaluated and the basis for that date, that is, whether that date represents the date the financial statements are issued or are available to be issued.  This guidance is effective for interim or annual reporting periods ending after June 15, 2009, and was adopted by the Group on June 30, 2009.  The adoption of this guidance expanded the disclosures included in the Group’s combined financial statements.

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

FASB FSP No. FAS 107-1 and APB 28-1 — Interim Disclosures about Fair Value of Financial Instruments (codified into ASC Topic 825 — Financial Instruments)

In April 2009, the FASB issued FASB Staff Position No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments, which require disclosures about the fair value of financial instruments for interim reporting periods.  This guidance is effective for interim reporting periods ending after June 15, 2009 and was adopted by the Group on April 1, 2009.  The adoption of this guidance had no significant impact on the Group’s combined financial statements.

FASB FSP No. FAS 157-4 — Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (codified into ASC Topic 820 — Fair Value Measurements and Disclosures)

In April 2009, the FASB issued FASB Staff Position No. FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly, which provides additional guidance regarding fair value measurements when the volume and level of activity for the asset or liability has significantly decreased.  This guidance is effective for interim or annual reporting periods ending after June 15, 2009, and was adopted by the Group effective April 1, 2009.  The adoption of this guidance had no significant impact on the Group’s combined financial statements.

FASB FSP No. FAS 115-2 and FSP No. FAS 124-2 — Recognition of Other-than-Temporary-Impairments (incorporated into ASU No. 2009-02 - Amendments to Various Topics for Technical Corrections issued in June 2009)

In April 2009, the FASB issued FASB Staff Position No. FAS 115-2 and FASB Staff Position No. FAS 124-2, Recognition of Other-than-Temporary-Impairments which amends the other-than-temporary impairment guidance in GAAP for debt and equity securities.  This guidance is effective for interim or annual reporting periods ending after June 15, 2009 and was adopted by the Group effective April 1, 2009.  The adoption of this guidance had no significant impact on the Group’s combined financial statements.

FASB FSP No. FAS 132 (R)-1 — Employers’ Disclosures about Pensions and Other Postretirement Benefits (codified into ASC Topic 715 — Compensation — Retirement Benefits)

In December 2008, the FASB issued FSP No. FAS 132 (R)-1 which requires that an employer disclose information about the fair value measurements of plan assets, investment policies and strategies, and significant concentrations of risk.  This guidance is effective for fiscal years ending after December 15, 2009 and was adopted by the Group as at December 31, 2009.  The adoption of this guidance expanded the disclosures included in the Group’s combined financial statements.

FASB Staff Position (FSP) FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active (codified into ASC Topic 820 - Fair Value Measurements and Disclosures)

In October 2008, the FASB issued FSP FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active which clarifies the application of the fair value measurements in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active.  This guidance is effective upon its issuance, and its adoption had no significant impact on the Group’s combined financial statements.

FASB FSP No. FAS 142-3 — Determination of Useful Life of Intangible Assets (codified into ASC Topic 350 — Intangibles — Goodwill and Other)

In April 2008, the FASB issued FSP No. FAS 142-3, Determination of Useful Life of Intangible Assets which amends the factors that should be considered in developing the renewal or extension assumptions used to determine the useful life of a recognized intangible asset.  This guidance also requires expanded disclosure related to the determination of intangible asset useful lives.  This guidance is effective upon its issuance, and its adoption had no significant impact on the Group’s combined financial statements.

SFAS No. 161 — Disclosures about Derivative Instruments and Hedging Activities (codified into ASC Topic 815 — Derivatives and Hedging)

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133 which enhances the disclosure requirements for derivative instruments and hedging activities.  This guidance is effective for fiscal years beginning on or after November 15, 2008 and was adopted by the Group on January 1, 2009.  The adoption of this guidance had no significant impact on the Group’s combined financial statements.

SFAS No. 160 — Noncontrolling Interests in Consolidated Financial Statements, an Amendment to ARB No. 51 (codified into ASC Topic 810 — Consolidation)

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an Amendment to ARB No. 51 which states that a noncontrolling interest in a subsidiary, or minority interest, must be classified as equity and the amount of consolidated net income (loss) specifically attributable to the minority interest must be clearly

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

identified in the consolidated statement of operations.  This guidance also requires consistency in the manner of reporting changes in the parent’s ownership interest and requires fair value measurement of any noncontrolling interest retained in a deconsolidation.  This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (early adoption was not permitted) and was adopted by the Group on January 1, 2009.  The adoption of this guidance had no significant impact on the Group’s combined financial statements.

SFAS No. 141(R) — Business Combinations (codified into ASC Topic 805 — Business Combinations)

In December 2007, the FASB issued SFAS No. 141 (Revised), Business Combinations which requires the acquiring entity in a business combination to recognize the assets acquired, liabilities assumed and any non-controlling interest in the acquiree at fair value at the acquisition date, with limited exceptions.  This guidance applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 (early adoption was not permitted) and was adopted by the Group on January 1, 2009.  The adoption of this guidance had no significant impact on the Group’s combined financial statements.

Recently Issued Accounting Standards and Guidance

ASU No. 2010-09 — Subsequent Events (ASC Topic 855): Amendments to Certain Recognition and Disclosure Requirements

In February 2010, the FASB issued ASU No. 2010-09, Subsequent Events (ASC Topic 855): Amendments to Certain Recognition and Disclosure Requirements (ASU 2010-09).  The amendments in ASU 2010-09 remove the requirement for an SEC filer to disclose a date through which subsequent events have been evaluated in both issued and revised financial statements.  All of the amendments in ASU 2010-09 relevant to the Group are effective upon issuance.  We do not expect the adoption of this guidance to have a significant impact on the Group’s combined financial statements.

ASU No. 2010-08 — Technical Corrections to Various Topics

In February 2010, the FASB issued ASU No. 2010-08, Technical Corrections to Various Topics (ASU 2010-08). ASU 2010-08 makes various non-substantive amendments to the FASB Codification that do not fundamentally change existing GAAP; however, certain amendments could alter the application of GAAP relating to embedded derivatives and the income tax aspects of reorganization.  ASU 2010-08 contains various effective dates.  The clarifications of the guidance on embedded derivatives and hedging (ASC Subtopic 815-15) are effective for fiscal years beginning after December 15, 2009.  The amendments to the guidance on accounting for income taxes in a reorganization (ASC Subtopic 852-740) applies to reorganizations for which the date of the reorganization is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 (this guidance did not apply to the Group and therefore was not adopted).  All other amendments are effective as of the first reporting period (including interim periods) beginning after the date ASU 2010-08 was issued. We do not expect the adoption of this guidance to have a significant impact on the Group’s combined financial statements.

ASU No. 2010-06 — Fair Value Measurements and Disclosures (ASC Topic 820): Improving Disclosures about Fair Value Measurements

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (ASC Topic 820): Improving Disclosures about Fair Value Measurements (ASU 2010-06).  ASU 2010-06 requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in ASC Subtopic 820-10.  ASU 2010-06 also clarifies existing disclosures for level of disaggregation and disclosures about inputs and valuation techniques.  The update will be effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures of rollforward activities in Level 3 fair value measurements.  Those disclosures are effective for interim and annual reporting periods beginning after December 15, 2010.  We do not expect the adoption of this guidance to have a significant impact on the Group’s combined financial statements.

ASU No. 2009-16 — Transfers and Servicing (ASC Topic 860) — Accounting for Transfers of Financial Assets

In December 2009, the FASB issued ASU No. 2009-16, Transfers and Servicing (ASC Topic 860) — Accounting for Transfers of Financial Assets (ASU 2009-16).  ASU 2009-16 formally codifies SFAS No. 166, Accounting for Transfers of Financial Assets which was a revision to SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.  ASU 2009-16 will require more information about transfers of financial assets, including securitization transactions, and where entities have continuing exposure to the risks related to transferred financial assets.  Specifically, ASU 2009-16: (1) eliminates the concept of a “qualifying special-purpose entity”; (2) changes the requirements for derecognizing financial assets; and (3) enhances information reported to users of financial statements by providing greater transparency about transfers of financial assets and an entity’s continuing involvement in transferred financial assets.  ASU 2009-16 is effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009, or January 1, 2010, for a calendar year-end entity.  Early application is not permitted.  We do not expect the adoption of this guidance to have a significant impact on the Group’s combined financial statements.

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

ASU No. 2009-05 — An update to ASC Topic 820 — Fair Value Measurements and Disclosures

In August 2009, the FASB issued ASU No. 2009-05, an update to ASC Topic 820, Fair Value Measurements and Disclosures, which clarifies how to measure the fair value of liabilities in circumstances when a quoted price in an active market for the identical liability is not available.  ASU No. 2009-05 is effective for the first reporting period beginning after the issuance of this standard.  We expect to adopt ASU No. 2009-05 during 2010 and do not expect the adoption of this guidance to have a significant impact on the Group’s combined financial statements.

We have determined that all other recently issued accounting guidance will not have a significant impact on our combined financial statements, or do not apply to our operations.

2.             ACQUISITION OF ALCAN BY RIO TINTO

On October 23, 2007, Alcan was acquired by Rio Tinto.  As a result of the Acquisition, the portion of the total consideration and transaction costs paid by Rio Tinto in connection with the Acquisition and attributable to the Group (the “Packaging — Food Americas consideration”) was determined by Rio Tinto to be $839,824.

The Packaging — Food Americas consideration was determined using Rio Tinto’s best estimate of the expected proceeds to be realized on the sale of Alcan Packaging, based on the net cash flows it was expected to generate in the future, discounted at a rate of 9 percent.  A portion of these expected proceeds was attributed to the Group on the basis of the fair value of its net assets relative to the fair value of Alcan Packaging’s net assets.

The Packaging — Food Americas consideration has been pushed down and allocated to the Group’s assets acquired and liabilities assumed, in accordance with SFAS No. 141, based on our estimates of fair value using methodologies and assumptions that we and Rio Tinto believe are reasonable.  To estimate fair values, a number of factors were considered, including the application of multiples to discounted cash flow estimates.  There is considerable management judgment with respect to cash flow estimates and appropriate multiples used in determining fair value.

The following table shows the allocation of the Packaging — Food Americas consideration to the assets acquired and the liabilities assumed of the Group at the date of the Acquisition.

Assets acquired:
Current assets, excluding loans receivable — related parties and deferred income taxes	401,343
Property, plant and equipment	606,960
Intangible assets	326,943
Goodwill	460,011
Deferred income taxes, including current portion	13,378
Short- and long-term loans receivable — related parties	366,686
Other long-term assets	8,773
Total assets acquired	2,184,094

Liabilities assumed:
Payables and accrued liabilities	(225,243)
Short-term borrowings and long-term debt, including current portion	(851,879)
Deferred income taxes, including current portion	(162,087)
Postretirement benefits	(83,017)
Other long-term liabilities	(22,044)
Total liabilities assumed	(1,344,270)
Total Packaging — Food Americas consideration	839,824

The allocation shown above included significant fair value adjustments to the previously recorded historical amounts of certain of the Groups assets and liabilities: primarily Property, plant and equipment; Intangible assets; Inventories; Short-Term Borrowings and Long-Term Debt, along with adjustments to the deferred income taxes associated with these assets and liabilities.  Intangible assets include customer contracts and relationships; patented and non-patented technology; and trademarks and tradenames.  Fair value adjustments to certain of the Group’s short-term borrowings and long-term debt instruments were amortized on a straight-line basis (which approximates the “effective Interest amortization” method) over the life of the related borrowings as interest expense.  These push down adjustments did not impact the Group’s cash flows and were not deductible for income tax purposes.

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

As a result of the Acquisition, all of the Group’s goodwill as at October 24, 2007 arises from the allocation of the Packaging — Food Americas consideration under push down accounting.

Goodwill is attributable to several factors, including (i) the fair value of the Group’s workforce; (ii) the value of potential expansion into new markets and geographies, which would lead to the future development of customer relationships not captured in identified intangible asset value; (iii) technology not yet developed that will increase efficiency, which is not captured in identified intangible value; and (iv) the perpetuity value associated with the Group operating indefinitely.

3.             RESTRUCTURING PROGRAMS

Descriptions of programs

Year ended December 31, 2009

There were no new restructuring programs approved or initiated by the Group during the year ended December 31, 2009; however, the Group incurred certain additional restructuring expenses during the year ended December 31, 2009 related to programs that had been approved and initiated in prior periods, as further described below.

Year ended December 31, 2008

The Group approved and initiated headcount reduction restructuring programs in certain plants in its Food and Specialty North America operating segment as part of continuing efforts to manage ongoing costs and margins, and incurred severance costs of $758 during the year ended December 31, 2008.  The Group incurred additional severance costs of $715 during the year ended December 31, 2009 in connection with this program.  The program is substantially complete and no significant additional costs are expected.

The Group approved and initiated headcount reduction restructuring programs in certain plants in its Food South America operating segment as part of continuing efforts to manage ongoing costs and margins, and incurred severance costs of $586 during the year ended December 31, 2008.  The Group incurred additional severance costs of $563 during the year ended December 31, 2009 in connection with this program.  The program is substantially complete and no significant additional costs are expected.

The Group initiated a restructuring program in its Labels America operating segment (approved during the year ended     December 31, 2007) to streamline operations, in order to better match capacity with demand while reducing costs.  The program called for the closure of one facility and the transfer of certain equipment to another facility, and resulted in severance costs of $420 and other exit-related costs of $2,811 during the year ended December 31, 2008, comprised of asset removal, transport and installation costs, along with environmental and facility post-closure costs.  During the year ended December 31, 2009, the Group incurred additional other exit-related costs of $150 in connection with this program.  The program is substantially complete and no significant additional costs are expected.

Period from October 24, 2007 through December 31, 2007

There were no restructuring costs incurred during this period.

Period from January 1, 2007 through October 23, 2007

The Group incurred additional severance costs of $455, asset impairment charges of $630 and other exit-related costs of $224 in its Food and Specialty North America operating segment to complete restructuring programs that had been initiated during the year ended December 31, 2006.  No further costs are expected in connection with these programs.

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Restructuring liabilities

The following table shows the activity by component in the Group’s restructuring liabilities.

	SEVERANCE COSTS	ASSET IMPAIRMENT CHARGES	OTHER EXIT- RELATED COSTS	TOTAL
Predecessor
Provision balance as at December 31, 2006	—	—	1,353	1,353

Period from January 1 through October 23, 2007 Activity:
Restructuring charges	455	630	232	1,317
Costs paid or otherwise settled	(455)	—	(1,431)	(1,886)
Non-cash write-off of impaired assets	—	(630)	—	(630)
Effect of foreign exchange rate changes — net	—	—	248	248
Provision balance as at October 23, 2007	—	—	402	402

Successor
Opening provision balance as at October 24, 2007	—	—	402	402

Period from October 24 through December 31, 2007 Activity:
Costs paid or otherwise settled	—	—	(6)	(6)
Effect of foreign exchange rate changes — net	—	—	(18)	(18)
Provision balance as at December 31, 2007	—	—	378	378

Year Ended December 31, 2008 Activity:
Restructuring charges	1,764	—	2,811	4,575
Costs paid or otherwise settled	(1,667)	—	(2,885)	(4,552)
Provision balance as at December 31, 2008	97	—	304	401

Year Ended December 31, 2009 Activity:
Restructuring charges	1,278	—	150	1,428
Costs paid or otherwise settled	(1,306)	—	(150)	(1,456)
Effect of foreign exchange rate changes — net	19	—	—	19
Provision balance as at December 31, 2009	88	—	304	392

The provision balances as at December 31, 2009 and 2008 are included in Payables and accrued liabilities — third parties in the Group’s combined balance sheets (see Note 13 — Payables and Accrued Liabilities).

Restructuring charges

The following table shows the components of the Group’s restructuring charges by operating segment, as described above and included in the accompanying combined statements of operations (see Note 21 — Information by Operating Segment):

Year Ended December 31, 2009	SEVERANCE COSTS	ASSET IMPAIRMENT CHARGES	OTHER EXIT- RELATED COSTS	TOTAL
Successor
Food and Specialty North America	715	—	—	715
Food South America	563	—	—	563
Labels America	—	—	150	150
Total	1,278	—	150	1,428

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Year Ended December 31, 2008	SEVERANCE COSTS	ASSET IMPAIRMENT CHARGES	OTHER EXIT- RELATED COSTS	TOTAL
Successor
Food and Specialty North America	758	—	—	758
Food South America	586	—	—	586
Labels America	420	—	2,811	3,231
Total	1,764	—	2,811	4,575

Period from January 1, 2007 through October 23, 2007
Predecessor
Food and Specialty North America	455	630	224	1,309
Meat and Dairy	—	—	8	8
Total	455	630	232	1,317

Restructuring charges and Business Group Profit (BGP)

During the year ended December 31, 2009, additional severance costs of $1,278 that were incurred in the continuation of 2008 restructuring programs at the specific direction of Group management were excluded from BGP, the measure by which Group management evaluates the profitability and financial performance of the Group’s operating segments (see Note 21 — Information by Operating Segment).  Other exit-related costs of $150 were included in BGP as they related to restructuring programs made under the authority and control of operating segment management.

All restructuring charges incurred during the year ended December 31, 2008 were included in BGP, as they related to restructuring programs made under the authority and control of operating segment management.  All restructuring charges incurred during the period from January 1, 2007 through October 23, 2007 were excluded from BGP, as they related to major Group-wide initiatives.

4.             OTHER EXPENSES (INCOME) — NET

Other expenses (income) — net is comprised of the following:

	Year Ended December 31,		October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
	2009	2008	2007	2007
	Successor	Successor	Successor	Predecessor
THIRD PARTIES
Exchange (gains) losses from the remeasurement of monetary assets and liabilities — net (NOTE 5)	2,364	(1,675)	155	1,616
(Gains) losses on sales of property, plant and equipment, businesses and investments — net	901	123	(196)	957
Provisions for (recoveries of) bad debt expense — net (NOTE 7)	234	324	(13)	903
Interest income	(859)	(46)	(75)	(90)
Write-off of costs related to abandoned acquisition projects	—	277	210	2,110
Provision for legal claims (NOTE 20)	3,249	—	—	—
Asset impairment charges not included in restructuring programs (NOTE 9)	—	—	—	6,271
Other — net	1,511	1,210	(986)	1,430
	7,400	213	(905)	13,197

RELATED PARTIES (NOTE 19)
Interest income	(1,472)	(6,043)	(2,416)	(13,430)
Unrealized (gains) losses on derivatives — net (NOTE 17)	(1,642)	1,657	(268)	(25)
	(3,114)	(4,386)	(2,684)	(13,455)

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

5.             CURRENCY (GAINS) AND LOSSES

The Group incurs current period gains and losses (recognized in the combined statements of operations) and deferred translation adjustments (recognized in the combined balance sheets) arising from changes in foreign currency exchange rates.  These are included in the Group’s combined financial statements as follows:

COMBINED STATEMENTS OF OPERATIONS Other expenses (income) — net	Year Ended December 31,		October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
(Included in items within NOTE 4)	2009	2008	2007	2007
	Successor	Successor	Successor	Predecessor
Exchange (gains) losses from the remeasurement of monetary assets and liabilities — net	2,364	(1,675)	155	1,616

Unrealized (gains) losses on foreign currency derivatives — net — related parties (NOTE 19)	—	(3)	(318)	167

COMBINED BALANCE SHEETS	Year Ended December 31,		October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
Accumulated other comprehensive income (loss)	2009	2008	2007	2007
	Successor	Successor	Successor	Predecessor
Deferred translation adjustments — beginning of period(A)	(50,476)	4,823	—	(23,586)
Effect of foreign exchange rate changes — net	35,484	(55,299)	4,823	9,039
Deferred translation adjustments — end of period(A)	(14,992)	(50,476)	4,823	(14,547)

(A)           The Deferred translation adjustments — beginning of period balance as at October 24, 2007 is nil and does not equal the Deferred translation adjustments — end of period balance as at October 23, 2007 due to the effects of push down accounting and the establishment of a new basis of Owner’s net investment, as discussed in Note 1 — Business and Summary of Significant Accounting Policies and Note 2 — Acquisition of Alcan by Rio Tinto.

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

6.             INCOME TAXES

The Group’s combined financial statements are prepared on a carve-out basis as described in Note 1 — Business and Summary of Significant Accounting Policies and Note 2 — Acquisition of Alcan by Rio Tinto.

The following table shows the components of the Group’s income (loss) before income taxes and the components of total income tax expense (benefit), by domestic (US) and foreign (Other countries) jurisdictions.

	Year Ended December 31,		October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
	2009	2008	2007	2007
	Successor	Successor	Successor	Predecessor
Income (loss) before income taxes
US	33,553	(152,166)	(16,874)	58
Other countries	(21,685)	(12,008)	(3,488)	15,765
	11,868	(164,174)	(20,362)	15,823
Current income tax expense (benefit)
US	21,380	(5,223)	(1,425)	8,244
Other countries	9,216	9,735	1,569	6,940
	30,596	4,512	144	15,184
Deferred income tax expense (benefit)
US	(9,151)	10,604	(4,768)	(6,803)
Other countries	(2,443)	(447)	(3,076)	(1,267)
	(11,594)	10,157	(7,844)	(8,070)
Total income tax expense (benefit)	19,002	14,669	(7,700)	7,114

The following table shows the reconciliation of the income tax expense (benefit) calculated at the US federal statutory income tax rate to the Group’s income tax expense (benefit).

	Year Ended December 31,		October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
	2009	2008	2007	2007
	Successor	Successor	Successor	Predecessor
US federal statutory income tax rate	35%	35%	35%	35%
Income (loss) before income taxes	11,868	(164,174)	(20,362)	15,823
Income tax expense (benefit) at the US federal statutory income tax rate	4,154	(57,461)	(7,127)	5,538
Differences attributable to:
Foreign and state tax rate differences	3,182	(5,123)	(243)	353
Goodwill impairment	6,650	71,046	—	—
Tax-exempt income and non-deductible expenses	3,458	2,010	312	261
Unrecorded tax benefits	309	2,224	—	—
Tax rate changes	(320)	300	(703)	(115)
Other — net	1,569	1,673	61	1,077
Income tax expense (benefit)	19,002	14,669	(7,700)	7,114

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

The principal items included in the Group’s deferred income tax assets and liabilities are:

	As at December 31,
	2009	2008
	Successor	Successor
Assets
Accounting provisions not currently deductible for tax	78,485	79,111
Tax benefit carryovers	4,224	4,901
	82,709	84,012
Less: Valuation allowance	(3,795)	(3,671)
	78,914	80,341
Liabilities
Property, plant and equipment and intangible assets	(211,993)	(207,707)
Inventories	(1,138)	(6,557)
Other — net	(639)	(209)
	(213,770)	(214,473)
Net deferred income tax liabilities	(134,856)	(134,132)

Amounts recognized in the combined balance sheets:
Deferred income tax assets — current	11,781	8,780
Deferred income tax liabilities — non-current	(146,637)	(142,912)
Net deferred income tax liabilities	(134,856)	(134,132)

As at December 31, 2009, the Group had tax benefit carryovers of $4,224 relating to operating losses, which expire at various dates between 2010 and 2018.

The valuation allowance amounts shown in the table above relate primarily to deferred tax assets of entities for which realization is not more likely than not.  During the years ended December 31, 2009 and 2008, none of the valuation allowance amounts was reversed.  During the periods from October 24, 2007 through December 31, 2007 and January 1, 2007 through October 23, 2007, valuation allowance amounts of $429 and $516, respectively, were reversed and were allocated to reduce goodwill.  Due to the Group’s adoption of ASC Topic 805 effective January 1, 2009, any future reversals of the valuation allowance will impact the Group’s effective tax rate and will not be allocated to reduce goodwill.

Uncertain tax positions

As disclosed in Note 1 — Business and Summary of Significant Accounting Policies, the Group adopted the uncertain tax position provisions of ASC Topic 740 as of January 1, 2007.  A reconciliation of the beginning and ending balances of total unrecognized tax benefits is shown in the table below.  Due to the Group’s adoption of ASC Topic 805 effective January 1, 2009, if these tax benefits are recognized in the future, they will impact the Group’s effective tax rate and will not be allocated to reduce goodwill.

	Year Ended December 31,
	2009	2008
	Successor	Successor
Total unrecognized tax benefits:
Balance at beginning of year	6,823	6,791
Increases (decreases) related to:
Current period tax positions	1,273	908
Prior period tax positions	1,098	—
Lapses in statutes of limitations	(1,846)	(876)
Effect of foreign exchange rate changes — net	521	—
Balance at end of year	7,869	6,823

The Group records changes in accrued interest and penalties related to unrecognized tax benefits as part of its provision for income tax expense (benefit).  During the years ended December 31, 2009 and 2008, the Group recorded interest and penalties related to unrecognized tax benefits of $430 and $590, respectively.  As at December 31, 2009 and 2008, the Group’s total accrued liability for interest and penalties was $2,947 and $2,329, respectively.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Certain unrecorded tax benefit liabilities, including related interest accruals, are included in Owner’s net investment, in accordance with carve-out accounting guidelines as discussed in Note 1 — Business and Summary of Significant Accounting Policies.

As a multi-jurisdiction taxpayer, the Owner (including Group entities) is under continual audit by various taxing authorities on several open tax years. Therefore, it is reasonably possible that the amount of unrecognized tax benefits for tax positions taken regarding previously filed tax returns could significantly increase or decrease in the next 12 months. However, based on the status of these examinations and the uncertainty surrounding the outcomes of audits and negotiations, it is not possible at this time to estimate the impact of any such changes, if any.

The Group conducts business internationally and, as a result, the Owner’s entities (within which the Group operates) file income tax returns in multiple jurisdictions.  In the normal course of business, the Owner (and therefore the Group) is subject to examination by taxing authorities in these jurisdictions, including the US, Canada, Mexico, Brazil, Argentina and New Zealand.  Foreign jurisdictions have statutes of limitations generally ranging from two to five years.  In general, the Owner (and Group) has tax years still open to examination in various jurisdictions ranging from the year 2004 and onward.

7.             TRADE RECEIVABLES

Trade receivables are comprised of the following:

	As at December 31,
	2009		2008
	THIRD PARTIES	RELATED PARTIES	THIRD PARTIES	RELATED PARTIES
	Successor	Successor	Successor	Successor
Trade receivables — gross	114,082	6,519	56,535	57,416
Less: Allowance for doubtful accounts	(1,724)	—	(2,259)	—
Trade receivables — net	112,358	6,519	54,276	57,416

Sale of receivables

Prior to August 21, 2009, the Group’s businesses in North America sold an undivided interest in certain third party trade receivables, without recourse, to the Owner, under an Eligible Operating Subsidiary Receivables Purchase Agreement (Agreement).  The third party receivables were exchanged for receivables from the Owner, which were included in Trade receivables — related parties (see Note 19 — Related Party Transactions).  Under the terms of the Agreement, the Owner charged the Group a purchase discount, which the Group charged back to the Owner as the Group acts as a service agent and administers the collection of the receivables sold.  The purchase discount and the offsetting servicing fee were both included in Other expenses (income) — net — related parties.

On August 21, 2009, the Agreement was terminated by mutual consent of the Group and Owner.  In connection therewith, the Group returned its outstanding related party receivables to the Owner in exchange for an equal amount of third party receivables that the Group had transferred to the Owner.  The Group incurred no expenses in connection with the termination of the Agreement.

The trade receivables from related parties balance as at December 31, 2008 shown in the table above includes $46,114 related to receivables sold under this Agreement, with $7,997 held in reserve by the Owner.

Allowance for doubtful accounts

The allowance for doubtful accounts represents management’s best estimate of probable losses inherent in the third party trade receivables balance.  Management determines the allowance based on known uncollectible accounts, historical experience and other currently available evidence.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Activity in the allowance for doubtful accounts is as follows:

	Year Ended December 31,
	2009	2008
	Successor	Successor
Balance at beginning of year	(2,259)	(2,741)
Provisions charged to other expenses (income) — net	(2,444)	(2,459)
Recoveries credited to other expenses (income) — net	2,210	2,135
Write-offs	1,153	404
Effect of foreign exchange rate changes — net	(384)	402
Balance at end of year	(1,724)	(2,259)

8.             INVENTORIES

Inventories are comprised of the following:

	As at December 31,
	2009	2008
	Successor	Successor
Raw materials and other supplies	52,204	63,112
Work in progress	34,767	29,751
Finished goods	87,238	100,597
	174,209	193,460

9.             PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are comprised of the following:

	As at December 31,
	2009	2008
	Successor	Successor
Cost (excluding Construction work in progress)
Land and property rights	26,885	25,119
Buildings	145,204	128,339
Machinery and equipment	504,228	430,581
	676,317	584,039
Accumulated depreciation	(123,281)	(52,323)
	553,036	531,716
Construction work in progress	10,534	41,761
Property, plant and equipment — net	563,570	573,477

Depreciation expense related to property, plant and equipment was as follows:

	Year Ended December 31,		October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
	2009	2008	2007	2007
	Successor	Successor	Successor	Predecessor
Depreciation expense	60,447	58,519	9,616	46,365

Impairments

During the period from January 1, 2007 through October 23, 2007, the Group recorded asset impairment charges of $6,172 in its Labels America operating segment, related to machinery and equipment that was taken out of service and written down to its net realizable value.  These impairment charges were not related to a restructuring program, and were therefore included in the total asset impairment charges of $6,271 included in Other expenses (income) — net — third parties in the Group’s combined statement of operations.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

10.          INTANGIBLE ASSETS

The components of the Group’s intangible assets are shown in the table below.

	CUSTOMER CONTRACTS AND RELATIONSHIPS	PATENTED AND NON-PATENTED TECHNOLOGY	TRADEMARKS AND TRADENAMES	TOTAL
Successor
As at December 31, 2009
Gross carrying amount	204,691	87,125	29,251	321,067
Less: Accumulated amortization	(22,308)	(14,123)	(3,612)	(40,043)
Net book value	182,383	73,002	25,639	281,024
Successor
As at December 31, 2008
Gross carrying amount	196,822	85,241	28,375	310,438
Less: Accumulated amortization	(11,494)	(7,366)	(1,833)	(20,693)
Net book value	185,328	77,875	26,542	289,745

Amortization expense related to intangible assets was as follows:

	Year Ended December 31,		October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
	2009	2008	2007	2007
	Successor	Successor	Successor	Predecessor
Amortization expense	18,272	18,755	3,143	2,239

Future estimated amortization expense for each of the five succeeding fiscal years is expected to be approximately $18,300.  Actual amounts may differ from these estimates due to such factors as customer turnover, impairments, additional intangible asset acquisitions and other events.

11.          GOODWILL

As a result of the Acquisition of Alcan by Rio Tinto, the Group’s goodwill arose from the allocation of the Packaging — Food Americas consideration under push down accounting, as discussed in Note 2 — Acquisition of Alcan by Rio Tinto.

Impairments

In accordance with ASC Topic 350, Intangibles — Goodwill and Other, we evaluate the carrying value of goodwill for potential impairment annually during the fourth quarter of each year or when events occur or circumstances change that would more likely than not reduce the fair value of an operating segment below its carrying value.  We test goodwill for impairment using a fair value approach at the reporting unit level.  We use our operating segments as our reporting units.

Our estimate of fair value of each reporting unit is based on discounted cash flows (the income approach).  Under the income approach, the fair value of each reporting unit was based on the present value of estimated future cash flows.  The income approach is dependent on a number of significant management assumptions including estimated demand in each market and the discount rate.  The discount rate is commensurate with the risk inherent in the projected cash flows and reflects the rate of return required by an investor in the current economic conditions.  The reasonableness of the fair value conclusions was assessed by comparing the implied earnings before interest and tax multiples against industry observable market multiples.

As a result of our impairment testing, the Group recorded a total impairment charge to goodwill of $20,026 during the year ended December 31, 2009.  As a result of our impairment testing, the Group recorded a total impairment charge to goodwill of $184,638 during the year ended December 31, 2008 due to: (i) the global economic downturn; (ii) the adverse trading performance of the Group’s companies in their respective markets; and (iii) adverse changes in the capital markets, which made it difficult to finance the acquisitions of companies in general.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Activity

Changes in the Group’s goodwill by operating segment and including intersegment and other (see Note 21 — Information by Operating Segment) are as follows:

	FOOD AND SPECIALTY NORTH AMERICA	FOOD SOUTH AMERICA	MEAT AND DAIRY	LABELS AMERICA	ALCAN PACKAGING DANAFLEX	INTER- SEGMENT AND OTHER	TOTAL
Successor
Balance as at December 31, 2007	77,181	51,306	232,573	57,859	7,808	32,926	459,653

Activity for the year ended December 31, 2008:
Impairments	—	(23,639)	(103,387)	(57,612)	—	—	(184,638)
Effect of foreign exchange rate changes — net	(5,184)	(11,675)	—	(247)	(1,981)	(1,083)	(20,170)
Other adjustments	(357)	—	—	—	—	(1,562)	(1,919)
Balance as at December 31, 2008	71,640	15,992	129,186	—	5,827	30,281	252,926

Activity for the year ended December 31, 2009:
Impairments	—	(15,862)	—	—	(4,164)	—	(20,026)
Effect of foreign exchange rate changes — net	1,647	4,976	—	—	1,473	684	8,780
Balance as at December 31, 2009	73,287	5,106	129,186	—	3,136	30,965	241,680

12.          OTHER LONG-TERM ASSETS

Other long-term assets are comprised of the following:

	As at December 31,
	2009	2008
	Successor	Successor
Deferred compensation funds held on deposit	3,053	3,050
Prepaid pension costs (NOTE 16)	—	2,455
Prepaid rent, taxes and insurance	1,354	1,420
Long-term portion of other receivable from land sale	213	744
Customer deposits and employee loans	530	574
Other	570	393
	5,720	8,636

13.          PAYABLES AND ACCRUED LIABILITIES

Payables and accrued liabilities are comprised of the following:

	As at December 31,
	2009		2008
	THIRD PARTIES	RELATED PARTIES	THIRD PARTIES	RELATED PARTIES
	Successor	Successor	Successor	Successor
Trade payables	103,524	10,641	124,238	14,042
Accrued employment costs	43,291	—	37,283	—
Other accrued liabilities	16,384	—	8,940	—
Current portion of postretirement benefits (NOTE 16)	5,780	—	5,932	—
Deferred operating lease credits	3,800	—	4,057	—
Short-term worker’s compensation accrual	3,358	—	3,415	—
Accrued long-term disability	1,625	—	1,349	—
Brazilian industrialized products tax obligation	1,527	—	—	—
Restructuring liabilities (NOTE 3)	392	—	401	—
Bank overdrafts	—	—	1,484	—
Derivative instruments at fair value (NOTE 17)	—	—	—	1,884
Accrued interest payable	—	154	—	516
	179,681	10,795	187,099	16,442

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

14.          SHORT-TERM BORROWINGS AND LONG-TERM DEBT

Fair values

In connection with the Acquisition, all of the Group’s short-term borrowings and long-term debt instruments were recorded at their fair values as at October 23, 2007, which resulted in adjustments to the principal amounts of certain of the Group’s short-term borrowings and long-term debt instruments.  The net fair value adjustment was a decrease of $(2,663), and was being amortized on a straight-line basis (which approximates the “effective interest amortization” method) over the life of the related borrowings as interest expense.  During the years ended December 31, 2009 and 2008 and the period from October 24, 2007 through December 31, 2007, amounts of $(179); $2,339; and $476, respectively, of the net fair value adjustment were amortized or written-off as increases (decreases) to interest expense.  Additionally, during the year ended December 31, 2009, the net fair value adjustment increased by $27 as a result of the net effect of foreign exchange rate changes.

As at December 31, 2008, all of the net fair value adjustment related to short-term borrowings had been amortized.  As at December 31, 2009, all of the net fair value adjustment relating to long-term debt had also been amortized or written-off since all of the long-term debt instruments carrying fair value adjustments were either paid in full according to their maturity dates or, in the case of certain related party long-term debt, the principal amounts were converted into Owner’s net investment.  See Note 19 — Related Party Transactions.

Short-term borrowings

All of the Group’s short-term borrowings consist of variable and fixed rate credit facilities and cash pooling agreements with various businesses and subsidiaries of the Owner, and are therefore considered as due to related parties.  These credit facilities and agreements are generally established on an as-needed basis between the Group and the Owner at amounts equal to the borrowings.  Accordingly, there are no additional agreed-upon borrowing availability or limits between the Group and the Owner under these or any additional credit facilities and cash pooling agreements.  As at December 31, 2009 and 2008, the weighted average interest rates on the Group’s short-term borrowings due to related parties were 0.5% and 1.7%, respectively.  The interest rate on the Group’s variable rate short-term borrowings fluctuates with movements in the London Interbank Offered Rate (LIBOR).

The following table shows the details of the Group’s short-term borrowings due to related parties:

		Interest	As at December 31,
		Rates(A)	2009	2008
			Successor	Successor
DUE TO RELATED PARTIES

BORROWER	COUNTERPARTY

Alcan Packaging Canada, Ltd.
Non-interest bearing cash pooling agreement; Canadian dollars (CAD) 59.6 million	Alcan Packaging Lachine	—	56,485	48,853
Non-interest bearing credit facility; CAD 14.9 million	Alcan Packaging Baie d’Urfe	—	14,092	12,188
Variable rate credit facility; CAD 13.9 million	FEEP	1.50%	13,197	7,959
Variable rate credit facility; CAD 16.5 million	FEEP	1.72%	—	13,569

Pechiney Plastic Packaging, Inc.
Variable rate cash pooling agreement(B)	Alcan Corporation	1.44%	92,627	145,639
Non-interest bearing credit facility	Cebal Mexicana LP	—	—	223
Non-interest bearing cash pooling agreement	Pechiney Cast Plate, Inc.	—	—	20

Alcan Packaging Food and Tobacco Inc.
Non-interest bearing credit facility(C)	Alcan Packaging Atlanta	—	117,790	—

Alcan Packaging Mexico, S.A. de C.V. (D)
Variable rate credit facility; Mexican pesos (MXN) 46.0 million	FEEP	8.31%	—	3,340
Variable rate credit facility; MXN 42.9 million	FEEP	9.26%	—	3,114
Variable rate credit facility; MXN 30.0 million	FEEP	8.61%	—	2,178
Variable rate credit facility; MXN 35.0 million	FEEP	8.51%	—	2,541

Envaril Plastic Packaging, s.r.l. (E)
Variable rate credit facility	FEEP	5.82%	—	3,974
Variable rate credit facility	FEEP	4.02%	—	2,035
Variable rate credit facility	FEEP	4.41%	—	1,625
Total principal/carrying value			294,191	247,258

(A)  Interest rates are the effective rates at the most recent year end date for which a borrowing balance is shown.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

(B)   In contemplation of the Transaction as described in Note 1 — Business and Summary of Significant Accounting Policies, the variable rate cash pooling agreement obligation formerly due from Pechiney Plastic Packaging, Inc. (Group) to Alusuisse Aluminum USA Inc. (Owner) was assigned to Alcan Corporation (Owner) during November 2009 (net of certain amounts due from Alusuisse Aluminum USA Inc. to Pechiney Plastic Packaging, Inc.)

(C)   In contemplation of the Transaction as described in Note 1 — Business and Summary of Significant Accounting Policies, the Group entered into this non-interest bearing credit facility upon the conversion of certain related party long-term debt as described below.

(D)  During 2009, Alcan Packaging Mexico, S.A de C.V. entered into an MXN 350 million variable rate credit facility with FEEP, and all of its variable rate credit facilities with FEEP were combined under such facility.  In contemplation of the Transaction as described in Note 1 — Business and Summary of Significant Accounting Policies, the amounts due under such facility were converted into Owner’s net investment during the third quarter of 2009.

(E)   In contemplation of the Transaction as described in Note 1 — Business and Summary of Significant Accounting Policies, the amounts due under these credit facilities were converted into Owner’s net investment during the third quarter of 2009.

Long-Term Debt

The Group had no outstanding long-term debt as at December 31, 2009.  The following table shows the details of the Group’s long-term debt due to third and related parties as at December 31, 2008:

			As at December 31, 2008
		Interest Rates(1)	Long-term debt – net of current portion	Current portion of long-term debt	Total
			Successor	Successor	Successor
DUE TO THIRD PARTIES

BORROWER

Alcan Packaging Mexico, S.A. de C.V.
Non-interest bearing note payable		—	—	210	210
Total principal / carrying value			—	210	210

DUE TO RELATED PARTIES

BORROWER	COUNTERPARTY

Alcan Packaging Food and Tobacco Inc.
Variable rate note, due 2012(2)	Alcan Products Corporation	1.44%	348,000	—	348,000

Alcan Packaging Mexico, S.A. de C.V.(3)
Variable rate note, due 2011; MXN 142.6 million	FEEP	9.43%	10,354	—	10,354
Variable rate note, due 2012; MXN 50.0 million	FEEP	9.45%	3,630	—	3,630
Variable rate note, due 2012; MXN 47.2 million	FEEP	9.43%	3,425	—	3,425
Variable rate note, due 2011; MXN 29.0 million	FEEP	9.43%	2,107	—	2,107

Pechiney Plastic Packaging Inc.
Fixed rate note, due 2009	PMC Lease Company	6.40%	—	7,318	7,318

Envaril Plastic Packaging, s.r.l. (3)
Non-interest bearing loan; due 2009	RTA Holdco 3 Ltd.	—	—	1,500	1,500
Non-interest bearing loan; due 2009	RTA Holdco 3 Ltd.	—	—	1,100	1,100
Non-interest bearing loan; due 2009	RTA Holdco 3 Ltd.	—	—	1,257	1,257
Non-interest bearing loan; due 2009	RTA Holdco 3 Ltd.	—	—	490	490
Total principal value			367,516	11,665	379,181
Net unamortized fair value adjustment			452	(300)	152
Total carrying value			367,968	11,365	379,333

(1)   Interest rates are the effective rates with the counterparty as at December 31, 2008 and exclude the effects of the amortization of the net fair value adjustment as a result of the Acquisition.

(2)   In anticipation of the Transaction as described in Note 1 — Business and Summary of Significant Accounting Policies, during 2009 this variable rate note was assigned from Alcan Products Corporation (Owner) to Alcan Corporation (Owner).  During the fourth quarter of 2009, the Group and the Owner converted this $348,000 variable rate note, along with certain trade payables of the Group totalling $597, into related party short-term borrowings of $117,790 and Owner’s net

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

investment of $7,038, respectively; and applied the remaining balance of $223,769 against short-term loans receivable — related parties.

(3)   In anticipation of the Transaction as described in Note 1 — Business and Summary of Significant Accounting Policies, the amounts due under these notes and loans were converted into Owner’s net investment during the third quarter of 2009.

15.          OTHER LONG-TERM LIABILITIES

Other long-term liabilities are comprised of the following:

	As at December 31,
	2009	2008
	Successor	Successor
Environmental liabilities	7,812	7,591
Provisions for legal claims	6,631	2,210
Liabilities for uncertain tax positions	3,689	785
Deferred compensation amounts payable	3,621	2,852
Brazilian value added tax reserve	2,900	—
Employment tax program settlement obligation	1,570	1,512
Worker’s compensation self-insurance reserves	812	2,227
Brazilian industrialized products tax obligation	—	1,786
Other	437	554
	27,472	19,517

16.          POSTRETIREMENT BENEFITS

Certain businesses included in the Group have established postretirement benefit plans.

Funded Pension Plans

The Group’s pension obligations relate mostly to funded defined benefit pension plans in Canada, the US and Mexico (Funded Pension Plans).  Pension benefits are generally based on the employee’s service and highest average eligible compensation before retirement.

Most of the Group’s Funded Pension Plans are administered by a Pension Committee or Board of Trustees composed of plan members designated by the Group and employees.  Each Pension Committee or Board of Trustees adopts its own investment policy which generally favors diversification and active management of plan assets through selection of specialized managers.  The overall investment strategy is to achieve a long-term rate of return that maintains an adequate funded ratio and minimizes the need for future contributions through diversification of asset types, investment strategies and investment managers.  Investments are generally limited to publicly traded stocks and high-rated debt securities, excluding securities in Rio Tinto (Alcan, prior to the Rio Tinto acquisition), and include only nominal amounts in other asset categories.  Depending on the age distribution of the plan participants, target allocation varies, and is shown below.

		ALLOCATION IN AGGREGATE AS AT DECEMBER 31,
ASSET CATEGORY	TARGET ALLOCATION	2009	2008
		Successor	Successor
Equity	40% to 65%	58%	55%
Debt securities	30% to 55%	34%	40%
Real estate	—	4%	4%
Other	—	4%	1%

The Group’s pension funding policy is to contribute the amount required to provide for contractual benefits attributed to service to date, and to fund the actuarial deficit for the most part over periods of 15 years or less. The Group expects to contribute $2,263 in the aggregate to its Funded Pension Plans in the year ending December 31, 2010.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

The following table shows the expected future benefit payments from the Group’s Funded Pension Plans.

Expected future benefit payments from the Group’s Funded Pension Plans for years ending December 31,

2010	5,094
2011	5,829
2012	6,637
2013	7,475
2014	8,455
2015 — 2019, in the aggregate	58,597

The following table presents the changes in the projected benefit obligation (PBO) of the Group’s Funded Pension Plans.

	Year Ended December 31,
	2009	2008
	Successor	Successor
Change in projected benefit obligation
Projected benefit obligation at beginning of period	143,579	137,451
Current service cost(A)	9,815	9,687
Interest cost(A)	8,934	8,624
Benefits paid	(3,751)	(4,022)
Actuarial (gains) losses	14,764	(2,533)
Currency (gains) losses	2,429	(5,628)
Projected benefit obligation at end of period	175,770	143,579

(A)     During the years ended December 31, 2009 and 2008, current service cost and interest cost include transfers to Owner’s net investment of $4,385 and $4,235, respectively.

The following table presents the changes in the fair value of plan assets of the Group’s Funded Pension Plans.

	Year Ended December 31,
	2009	2008
	Successor	Successor
Change in fair value of plan assets
Plan assets at beginning of period	96,651	129,438
Actual return on assets	19,524	(36,080)
Benefits paid	(3,751)	(4,022)
Group contribution	4,198	12,418
Currency gains (losses)	2,662	(5,103)
Plan assets at end of period	119,284	96,651

The following table presents the fair value of plan assets of the Group’s Funded Pension Plans as at December 31, 2009.  The US Funded Pension Plans own units in the Alcancorp Retirement Trust Fund sponsored by the Owner.  With respect to the Non-US Funded Pension Plans, the Canadian Pension Plan owns units in the Alcan (Canada) Master Trust Fund and the Alcan Foreign Trust Fund sponsored by the Owner.  The presentation below outlines major categories of plan assets held within these Trust Funds as at December 31, 2009.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

	US Funded Pension Plans			Non-US Funded Pension Plans(A)
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	Successor	Successor	Successor	Successor	Successor	Successor
Cash and cash equivalents	—	2,470	—	—	792	—
Corporate debt securities	—	21,994	—	—	6,000	—
US government debt securities	—	10,735	—	—	—	—
Canadian and provincial government debt securities	—	—	—	—	2,664	—
Corporate common stocks	20,185	—	—	8,766	—	—
Common trust funds(B)	—	34,752	—	—	4,356	—
Alternatives(C)	—	—	5,130	—	—	1,440
Total balances as at December 31, 2009	20,185	69,951	5,130	8,766	13,812	1,440

(A)      Non-US Pension Plan assets include $6,000 from Mexico (with an asset allocation of 35% Corporate common stock and 65% Corporate debt securities).

(B)        Common trust funds consist of shares in comingled funds that are not publicly traded.  The funds are invested in equity securities that are actively traded on public exchanges.

(C)        Alternatives consist of private equity (fund of funds) and real estate investments.

Level 1 fair value measurements represent exchange-traded securities which are valued at quoted prices (unadjusted) in active markets for identical assets that we have the availability to access as of the reporting date.  Level 2 fair value measurements are determined using input prices that are directly observable for the asset or liability or are indirectly observable through corroboration with observable market data.  Level 3 fair value measurements are determined using unobservable inputs, such as pricing models for the asset or liability, due to little or no market activity for the asset or liability.

The reconciliations of the beginning and ending fair values of the Group’s Funded Pension Plan assets that are measured using unobservable inputs (Level 3) for the year ended December 31, 2009 are shown in the table below.

Year Ended December 31, 2009	US Pension Plans	Non-US Pension Plans
	Successor	Successor
Fair value at beginning of year	4,430	1,701
Actual return on plan assets	(1,500)	(351)
Capital called and distributions — net	2,200	90
Fair value at end of year	5,130	1,440

The Group’s Funded Pension Plans are well diversified and no significant concentrations of risk are present within plan assets.

The funded status of the Group’s Funded Pension Plans is recognized in the Group’s combined balance sheets as follows:

As at December 31,	2009	2008
	Successor	Successor
Other long-term assets (Prepaid pension costs) (NOTE 12)	—	2,455
Postretirement benefits — net of current portion	(56,486)	(49,383)
Total funded status	(56,486)	(46,928)

For certain Funded Pension Plans, the PBO exceeds the fair value of plan assets.  For these plans, as at December 31, 2009 and 2008, respectively, the PBO is $175,770 and $131,098; the accumulated benefit obligation (ABO) is $173,655 and $115,127; and the fair value of plan assets is $119,284 and $81,982.

The total ABO of Funded Pension Plans as at December 31, 2009 and 2008 is $173,655 and $125,995, respectively.  For certain Funded Pension Plans, the ABO exceeds the fair value of plan assets.  For these plans, as at December 31, 2009 and

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

2008, respectively, the PBO is $156,575 and $131,098; the ABO is $156,575 and $115,127; and the fair value of plan assets is $101,249 and $81,982.

The components of the Group’s net periodic benefit cost related to Funded Pension Plans are shown in the following table.

	Year Ended December 31,		October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
	2009	2008	2007	2007
	Successor	Successor	Successor	Predecessor
Current service cost	8,309	8,247	1,330	7,466
Interest cost	6,055	5,829	959	4,014
Expected return on assets	(4,151)	(5,818)	(1,009)	(4,816)
Amortization:
Actuarial losses	2,676	129	—	598
Prior service cost	—	—	—	522
Net periodic benefit cost	12,889	8,387	1,280	7,784

Unfunded Retirement Benefits and Other Postretirement Benefits

Certain businesses included in the Group also sponsor unfunded retirement benefit plans and other postretirement benefit plans.  Retirement benefits are in the form of defined benefit pension plans (Unfunded Retirement Benefits).  They provide pensions based on the employee’s service and highest average eligible compensation before retirement and are periodically adjusted for cost of living increases in accordance with statutory requirements.  Lump sum retirement indemnities are based on compensation prior to retirement and on length of company service.  Certain businesses included in the Group also sponsor unfunded other postretirement benefit obligations, mostly comprised of health care benefits for retired employees in the US (Other Benefits).  These pension and other postretirement benefits are managed separately and any related assets, liabilities and costs are included in the Group’s combined financial statements.

The following tables present the changes in the projected benefit obligations of Unfunded Retirement Benefits and Other Benefits.

	Year Ended December 31,
UNFUNDED RETIREMENT BENEFITS	2009	2008
	Successor	Successor
Change in projected benefit obligation
Projected benefit obligation at beginning of period	9,181	10,680
Current service cost(A)	258	371
Interest cost(A)	534	651
Benefits paid	(1,570)	(1,373)
Amendments	(512)	—
Actuarial (gains) losses	2,668	(992)
Currency (gains) losses	110	(156)
Projected benefit obligation at end of period	10,669	9,181

(A)              Current service cost and interest cost include transfers to Owner’s net investment totalling $310 and $371 for the years ended December 31, 2009 and 2008, respectively.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

	Year Ended December 31,
OTHER BENEFITS	2009	2008
	Successor	Successor
Change in projected benefit obligation
Projected benefit obligation at beginning of period	67,406	67,630
Current service cost	2,751	3,562
Interest cost	3,944	4,124
Benefits paid	(4,857)	(4,987)
Actuarial (gains) losses	(7,994)	(2,923)
Projected benefit obligation at end of period	61,250	67,406

The ABO of Unfunded Retirement Benefits at December 31, 2009 and 2008 is $7,585 and $6,234, respectively.

The PBO’s of Unfunded Retirement Benefits and Other Benefits are recognized in the Group’s combined balance sheets as follows:

	UNFUNDED RETIREMENT BENEFITS		OTHER BENEFITS
As at December 31,	2009	2008	2009	2008
	Successor	Successor	Successor	Successor
Payables and accrued liabilities (NOTE 13)	1,003	446	4,777	5,486
Postretirement benefits — net of current portion	9,666	8,735	56,473	61,920
Projected benefit obligation	10,669	9,181	61,250	67,406

The components of the Group’s net periodic benefit cost related to Unfunded Retirement Benefits and Other Benefits are shown in the following tables.

	Year Ended December 31,		October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
UNFUNDED RETIREMENT BENEFITS	2009	2008	2007	2007
	Successor	Successor	Successor	Predecessor
Current service cost	238	342	60	341
Interest cost	244	309	55	223
Amortization:
Actuarial (gains) losses	(54)	(4)	—	(59)
Prior service cost	—	—	—	3
Net periodic benefit cost	428	647	115	508

	Year Ended December 31,		October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
OTHER BENEFITS	2009	2008	2007	2007
	Successor	Successor	Successor	Predecessor
Current service cost	2,751	3,562	578	3,739
Interest cost	3,944	4,124	707	4,138
Amortization:
Actuarial (gains) losses	(234)	(42)	—	801
Prior service cost	—	—	—	41
Net periodic benefit cost	6,461	7,644	1,285	8,719

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Expected future benefit payments from the Group’s Unfunded Retirement Benefit and Other Benefit plans for years ending December 31,	UNFUNDED RETIREMENT BENEFITS	OTHER BENEFITS
2010	1,003	4,777
2011	1,014	4,906
2012	863	4,936
2013	840	4,912
2014	1,046	4,874
2015 — 2019, in the aggregate	5,297	22,791

Information related to Accumulated Other Comprehensive Income (Loss)

Obligations recognized in the ending balance of Accumulated other comprehensive income (loss) consist of:

As at December 31,	2009	2008
	Successor	Successor
Net Actuarial Losses (Gains)
Pension Plans	42,941	43,205
Other Benefits	(11,443)	(3,514)
Net obligations before income tax effect	31,498	39,691
Less: income tax effect	(11,669)	(14,316)
Net obligations after income tax effect	19,829	25,375

During the year ending December 31, 2010, $3,861 in estimated net actuarial losses (gains) for the Pension Plans (Funded Pension Plans and Unfunded Retirement Benefits) and $(763) in Other Benefits will be amortized from Accumulated other comprehensive income (loss) into net periodic benefit cost.

Pensions and Other Benefits Assumptions

Assumptions used to determine projected benefit obligations and net periodic benefit cost are shown in the following tables.

	PENSION PLANS		OTHER BENEFITS
As at December 31,	2009	2008	2009	2008
	Successor	Successor	Successor	Successor
Weighted average assumptions used to determine projected benefit obligations
Discount rate	6.2%	6.3%	5.8%	6.1%
Average compensation growth	3.9%	3.1%	4.0%	3.0%

	PENSION PLANS				OTHER BENEFITS
	Year Ended December 31, 2009	Year Ended December 31, 2008	October 23, 2007 Through December 31, 2007	January 1, 2007 Through October 23, 2007	Year Ended December 31, 2009	Year Ended December 31, 2008	October 23, 2007 Through December 31, 2007	January 1, 2007 Through October 23, 2007
	Successor	Successor	Successor	Predecessor	Successor	Successor	Successor	Predecessor
Weighted average assumptions used to determine net periodic benefit cost
Discount rate	6.3%	6.3%	6.2%	5.7%	6.1%	6.1%	6.0%	5.8%
Average compensation growth	3.1%	3.9%	3.9%	3.9%	3.0%	3.9%	3.9%	4.0%
Expected return on plan assets	6.1%	6.7%	7.0%	8.2%	N/A	N/A	N/A	N/A

In estimating the expected return on assets of a Funded Pension Plan, consideration is given primarily to its target allocation, the current yield on long-term bonds in the country where the plan is established, and the historical risk premium in each relevant country of equity or real estate over long-term bond yields.  The approach is consistent with the principle that assets with higher risk provide a greater return over the long term.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

The assumed healthcare cost trend used for measurement purposes is 8.5% for 2010, decreasing gradually to 5.0% in 2015 and remaining at that level thereafter.  A one percentage point change in assumed healthcare cost trend rates would have the following effects:

	OTHER BENEFITS
	1% INCREASE	1% DECREASE
Sensitivity Analysis
Effect on current service and interest costs	318	(282)
Effect on projected benefit obligation	5,707	(4,689)

Defined Contribution Plans

The Group sponsors savings plans in Canada and the US.  During the years ended December 31, 2009 and 2008 and the periods from October 24, 2007 through December 31, 2007 and from January 1, 2007 through October 23, 2007, the Group contributed $8,366; $8,685; $988; and $7,489, respectively to such plans.

Pension Costs of Divisions

For benefit plans of divisions of the Owner included in the Group for which the plans are managed by the Owner, the pension costs are accounted for by including their share of the service cost and allocating the other components of the pension costs based on their share of the PBO.  During the years ended December 31, 2009 and 2008 and the periods from October 24, 2007 through December 31, 2007 and from January 1, 2007 through October 23, 2007, total pension costs of these divisions allocated to the Group amounted to $8,108; $5,758; $903; and $6,052, respectively.  For these plans, none of the plan assets or projected benefit obligations are included in the Group’s combined balance sheets.

17.          FINANCIAL RISK MANAGEMENT AND FINANCIAL INSTRUMENTS

Financial Risk Management

The Group’s policies with regard to financial risk management are determined and governed by its Owner.  The Owner’s financial risk management strategy focuses on minimizing the cost to the Owner of having the financial flexibility required to execute its business strategy, by achieving the best mix of capital structure and risk transfer instruments in support of its business portfolio composition, business plan, growth plans, investment program and investor expectations.

The Group is exposed to foreign exchange, commodity price, interest rate and credit risks in the normal course of business.

Foreign exchange risk

The Group operates in the US, Mexico, Brazil, Canada, Argentina and New Zealand.  The substantial majority of the Group’s net investment, earnings and cash flows are primarily influenced by and denominated in the US Dollar, Mexican Peso and Brazilian Real.  While at times in the past the Group has held nominal positions in foreign currency derivative contracts to hedge commercial transactions, recognized assets and liabilities and net investments in foreign operations, as at December 31, 2009, the Group has no such open positions.

Commodity price risk

Commodity price risk includes the risk of market fluctuations in materials and energy pricing or that the value of related derivative financial instruments that are held by the Group will fluctuate due to changes in market prices.  While at times in the past the Group has held nominal positions in natural gas derivative contracts to hedge energy prices, as at December 31, 2009, the Group has no such open positions.

Interest rate risk

The Group’s position as a lender on variable rate loans receivable mitigates its risk as a borrower on variable rate short-term borrowings and long-term debt.  The Group does not use any interest rate derivatives to hedge against market fluctuations in interest rates.  As at December 31, 2009 and 2008, approximately 50% and 98%, respectively, of the Group’s total short- and long-term loans receivable — related parties were at variable rates.  As at December 31, 2009 and 2008, approximately 36% and 88%, respectively, of the Group’s total short-term borrowings and long-term debt were at variable rates.

Credit risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss.  The Group is exposed to credit risk from deposits it has with banks and financial institutions, from its operating activities (primarily related to customer trade receivables) and from its investing activities, including loans receivable — related parties.  The maximum exposure to credit risk at the reporting date is the carrying value of each class of financial asset as shown on the Group’s combined balance sheets.  The Group does not hold any collateral as security.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Credit risk from balances with banks and financial institutions has historically been managed by the Owner’s treasury department in accordance with a Board-approved policy.  Group management is not aware of any significant risks associated with these cash deposits.

The responsibility for customer credit risk management rests with Group management.  Payment terms vary and are set in accordance with practices in the different geographies and end-markets served.  Credit limits are typically established based on internal or external rating criteria, which take into account such factors as the financial condition of the customer, their credit history and the risk associated with their industry segment.  Trade accounts receivable are actively monitored and managed, at the business unit or site level.  Business units report credit exposure information to Group management on a regular basis.  In situations where collection risk is considered to be above acceptable levels, risk is mitigated through the use of advance payments, letters of credit or credit insurance.  The Group has a diverse customer base geographically and by industry segment.

Financial Instruments

Derivatives

The Group has purchased nominal amounts of various derivative financial instruments in the past to manage the risks arising from fluctuations in foreign exchange rates and natural gas prices.  Generally, such derivative instruments are used for risk management purposes only.  As described in Note 1 — Business and Summary of Significant Accounting Policies, the Owner is the counterparty to all of the Group’s derivative instruments.

Financial Statement Disclosures

All of the assets and liabilities and gains and losses relating to derivative transactions between the business operating units of the Group and FEEP are included in the accompanying Group combined financial statements, and are identified as related party transactions.

None of the Group’s derivatives qualify as hedges or are accounted for using hedge accounting, and therefore all of the Group’s derivatives are carried at fair value, with any changes included as unrealized (gains) losses in Other expenses (income) — net — related parties in the Group’s combined statements of operations.  Realized (gains) losses from the settlement of derivatives are reclassified from Other expenses (income) — net — related parties and included in Cost of sales and operating expenses.

As at December 31, 2009, the Group had no open positions (assets or liabilities) in any derivative contracts.  As at December 31, 2008, the Group had a current liability of $1,884 representing the fair value of open natural gas derivative contracts, included in Payables and accrued liabilities — related parties in the Group’s combined balance sheets.  During the three months ended March 31, 2009, the Group’s positions in natural gas derivative contracts were closed.

The following unrealized (gains) losses on derivatives are recognized in Other expenses (income) — net — related parties in the Group’s combined statements of operations:

	Year Ended December 31,		October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
	2009	2008	2007	2007
	Successor	Successor	Successor	Predecessor
Foreign exchange rate derivatives	—	(3)	(318)	167
Natural gas derivatives	(1,642)	1,660	50	(192)
	(1,642)	1,657	(268)	(25)

18.          STOCK OPTIONS AND OTHER SHARE-BASED COMPENSATION

Immediately prior to the change of control resulting from the Acquisition of Alcan, all share-based compensation awards were settled as follows:

Settlement of all Share-Based Compensation Plans in October 2007

1.               All unexercised Alcan Executive Share Options and certain Pechiney Stock Options were exercised in October 2007 using a cashless exercise mechanism.  Immediately before the taking up of Alcan common shares (Common Shares or Shares) under the Rio Tinto Offer, Alcan issued a number of Common Shares equal to (A) the total in-the-money value of options held by all optionees (using the Rio Tinto Offer price of $101 per Share of Alcan common stock, less

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

the US dollar equivalent of the exercise price for each option), divided by (B) $101 per Share.  These newly issued Shares were then tendered into the Rio Tinto Offer on behalf of the optionees.

2.               A total cash payment of $4,964 was made in the fourth quarter of 2007 to the Group’s employees related to the settlement of Alcan’s Long-Term Incentive Plans.  Payments under the Restricted Share Unit Plan and Stock Price Appreciation Unit Plan, Executive Deferred Share Unit Plan and Non-Executive Directors Deferred Share Unit Plan were based on the Rio Tinto Offer price of $101 per Share.  All previously unrecognized other share-based compensation expense was recorded in October 2007.

Share-Based Payment Plans in Place Prior to October 2007

Stock Option Plans

Alcan Executive Share Option Plan

Under the Alcan Executive Share Option Plan, certain key employees were entitled to purchase common shares of Alcan at an exercise price that was based on the market value of the shares on the date of the grant of each option.  The fair value of each option grant was estimated on the date of grant, and the common shares purchased were issued from treasury.  No options were granted to employees of the Group subsequent to December 31, 2005.  Vesting provisions varied over the years under the terms of the Alcan Executive Share Option Plan.  Compensation expense was recognized over a requisite service period of no longer than nine years.  During the third quarter of 2006, Alcan suspended the practice of granting options under the Alcan Executive Share Option Plan in favor of Restricted Share Units in accordance with the Restricted Share Unit Plan as described below.

During the period from January 1, 2007 through October 23, 2007, all of the remaining 173,000 Alcan Executive Share Options related to employees of the Group that were outstanding at the beginning of the period at a weighted average exercise price of CAD 44.04 were exercised, leaving none outstanding at the end of the period.

During the period from January 1, 2007 through October 23, 2007, the total intrinsic value of Alcan Executive Share Options exercised, total proceeds received by Alcan from the exercise of Alcan Executive Share Options and the total fair value of Alcan Executive Share Options vested related to employees of the Group were $5,130; $4,948 and $784, respectively.

Pechiney Stock Options

Under the stock option plans of Pechiney, a wholly-owned subsidiary of RTA, certain officers and employees were granted options to subscribe to or to purchase Pechiney common shares.  These options were last granted in April 2003.  Subsequent to Alcan’s acquisition of Pechiney, Alcan and Pechiney agreed on the terms of an agreement under which all of the Pechiney options were effectively exchanged for options to acquire Alcan Shares under Pechiney options.  In July 2003 all such options became fully vested.

During the period from January 1, 2007 through October 23, 2007, all of the remaining 122,000 Alcan Shares under Pechiney options that were outstanding at the beginning of the period at a weighted average exercise price of Euro 34.15 were exercised by employees of the Group, leaving none outstanding at the end of the period.

During the period from January 1, 2007 through October 23, 2007, the total intrinsic value of Alcan Shares under Pechiney options exercised and the total proceeds received by Alcan from the exercise of Alcan Shares under Pechiney options were $3,443 and $4,019, respectively.

Other Stock-Based Compensation Plans

Stock Price Appreciation Unit Plan

Certain of the Group’s employees were entitled to receive Stock Price Appreciation Units (SPAU) instead of Alcan Executive Share Options due to certain local considerations in their countries of residence, whereby they were entitled to receive cash in an amount equal to the excess of the market value of an Alcan common share on the date of exercise of a SPAU over the market value of a Alcan common share as of the SPAU grant date, subject to certain vesting provisions.

SPAUs were accounted for as liability-classified awards, measured at their fair value at grant date, and remeasured at each reporting period until the SPAUs were settled.  The fair values of the awards were amortized over the requisite service period of no longer than nine years.  During the third quarter of 2006, Alcan suspended the practice of granting SPAUs under the Stock Price Appreciation Unit Plan in favor of Restricted Share Units in accordance with the Restricted Share Unit Plan as described below.

During the period from January 1, 2007 through October 23, 2007, all of the remaining 11,000 SPAUs related to employees of the Group that were outstanding at the beginning of the period at a weighted average exercise price of CAD 43.07 were exercised, leaving none outstanding at the end of the period.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

During the period from January 1, 2007 through October 23, 2007, the total intrinsic value of SPAUs redeemed by employees and paid by the Group and the total fair value of SPAUs fully vested was $369 and $135, respectively.

Total Shareholder Return Performance Plan

Certain employees were entitled to receive cash awards under the Total Shareholder Return (TSR) Performance Plan (TSR Plan), a cash incentive plan that provided performance awards to eligible employees based on the relative performance of Alcan’s common share price and cumulative dividend yield compared to other companies included in the Standard & Poor’s Industrials Index measured over three-year periods commencing on October 1, 2004, 2005 and 2006.  Eligibility rules applied for participants based on duration of employment, and the performance results for Alcan’s common shares determined the award amounts to be granted by Alcan.

The Group records all outstanding liability awards at fair value, estimated using the Monte Carlo simulation model to simulate the total shareholder return for each of the peer companies over the term of the three-year period and to evaluate Alcan’s percentile rank among the peer companies in order to determine the payout.

TSR awards were accounted for as liability-classified awards, as the majority were settled in cash.  These awards were measured at their fair value at grant date, and remeasured at each reporting period, until settled.  The fair values of the awards were amortized over the three-year periods.

During the period from January 1, 2007 through October 23, 2007, the Group granted no target cash awards.

The three-year period of the 2004 grant was completed on September 30, 2007.  The final rank for this three-year period was a combination of the percentile rankings for the periods before and after Alcan spun off certain of its rolled aluminum businesses to Novelis Inc. in January 2005.  As such, the employees participating during this three-year period earned a payout of 273.15% of the target and a payment of $477 was made to employees in October 2007 unrelated to the change in control payments.

Restricted Share Unit Plan

The Alcan Restricted Share Unit Plan (RSU Plan) provided for the granting of Restricted Share Units (RSUs) to eligible participants. The RSUs had a vesting period of no longer than three years.  The participants were credited additional RSUs corresponding to dividends declared on common shares. The majority of RSUs were redeemed in cash at the end of the vesting period based on the fair market value, as defined, of Alcan’s common shares.

The RSUs were accounted for as liability-classified awards, measured at their fair value at grant date, and remeasured at each reporting period, until settled.  The fair value of the award was amortized over the requisite service period of no longer than three years.

During the period from January 1, 2007 through October 23, 2007, 47,000 and 2,000 of the remaining 49,000 RSUs related to employees of the Group that were outstanding at the beginning of the period were redeemed for cash and cancelled, respectively, leaving none outstanding at the end of the period.

Other Restricted Share Units

Certain employees were granted Other Restricted Share Units (Other RSUs).  The participants were credited additional Other RSUs corresponding to dividends declared on common shares.  Other RSUs usually vested three years after the grant date.  Each Other RSU carried the right to an amount equal to the average price of an Alcan common share for periods as defined. Other RSUs held prior to the Novelis Inc. spin-off were converted in the same manner as described under the Alcan Executive Share Option Plan described above.

The Other RSUs were accounted for as liability-classified awards, measured at their fair value at grant date, and remeasured at each reporting period until settled.  The fair value of the award was amortized over the requisite service period of no longer than three years.

During the period from January 1, 2007 through October 23, 2007, the Group paid $267 to redeem all of the remaining 4,000 Other RSUs related to employees of the Group that were outstanding at the beginning of the period, leaving none outstanding at the end of the period.

Total Share-Based Compensation Expense

As a result of the total settlement of all share-based compensation plans in October 2007, none of the plans had any activity for the years ended December 31, 2009 or 2008, or for the period from October 24, 2007 through December 31, 2007, and

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

accordingly, the Group incurred no share-based compensation expense during those periods.  During the period from   January 1, 2007 through October 23, 2007, the Group incurred stock option expense of $249 and other share-based expense of $4,523, before tax benefit of $1,236.

As a result of the settlement of all share-based compensation liabilities due to the acquisition of Alcan by Rio Tinto, total share-based compensation expense for the period from January 1, 2007 through October 23, 2007 includes approximately $3,392 related to the accelerated vesting of all previously unvested awards.

19.          RELATED PARTY TRANSACTIONS

All of the Group’s related party transactions with subsidiaries, divisions and entities of the Owner (herein, individually and collectively referred to as the Owner) were agreed to by the Group and the Owner.

Actions taken in contemplation of definitive agreement and sale

As described in Note 1 – Business and Summary of Significant Accounting Policies, on July 9, 2009 RTA announced that it had signed a definitive agreement to sell substantially all of Alcan Packaging – Food Americas and on March 1, 2010 RTA announced that it had completed the Transaction.

In contemplation of the Transaction, subsequent to July 9, 2009 and up through the completion of the Transaction, the Group and the Owner undertook several steps to effect certain capital restructuring transactions to facilitate the consummation of the Transaction.

During the year ended December 31, 2009, these included:

(i)    the Owner converted certain related party liabilities totalling $54,873 (comprised of short-term borrowings of $28,926, long-term debt of $24,616, trade payables of $105 and interest payable of $1,226) of certain entities in the Group into Owner’s net investment, which are included in the supplemental disclosures of non-cash investing and financing information in the Group’s combined statements of cash flows;

(ii)   the Owner forgave certain trade payables totalling $494 of certain entities in the Group; and the non-cash related gain was included in other expenses (income) – net in the Group’s combined statements of operations and in net cash provided by (used in) operating activities in the Group’s combined statements of cash flows;

(iii)  the Owner assigned certain short-term borrowings totalling $92,627 during November 2009 and certain long-term debt totalling $348,000 during September 2009 due to it from the Group among various other entities within the Owner; and

(iv)  the Group and the Owner converted certain related party long-term debt and trade payables of the Group totalling $348,000 and $597, respectively, into Group related party short-term borrowings of $117,790 and Owner’s net investment of $7,038, respectively; and applied the remaining balance of $223,769 against the Group’s short-term loans receivable — related parties.  These transactions are included in the supplemental disclosures of non-cash investing and financing information in the Group’s combined statements of cash flows.

Subsequent to December 31, 2009 and up to the completion of the Transaction, these included:

(a)   the Group used $14,653 of related party short-term loans receivable from the Owner that were outstanding at December 31, 2009 to reduce the Owner’s net investment in the Group; and

(b)   the Owner assigned certain short-term borrowings totalling $7,776 due to it from the Group among various other entities within the Owner;

Other than the item described above in (ii), none of the transactions described above resulted in any gains, losses or income tax consequences for the Group.

Related party transactions included in combined statements of operations

The following table describes the nature and amounts of related party transactions included in the Group’s combined statements of operations, including the allocation of certain of the Owner’s general corporate expenses on a carve-out basis as described in Note 1 – Business and Summary of Significant Accounting Policies.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

	Year Ended December 31,		October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
	2009	2008	2007	2007
	Successor	Successor	Successor	Predecessor
Sales and operating revenues(A)	6,766	4,700	371	2,885
Purchases of inventory(B)	21,555	26,628	3,217	18,243
Selling and administrative expenses
License fees for intellectual property (NOTE 20)	19,682	20,198	4,427	11,169
Allocation of Owner’s corporate costs (NOTE 1)	6,870	9,093	4,867	13,487
Other corporate costs billed by the Owner(C)	8,040	6,885	1,069	5,347
Total	34,592	36,176	10,363	30,003
Interest expense(D)	11,016	33,782	8,637	40,715
Other expenses (income) – net
Interest income(E)	(1,472)	(6,043)	(2,416)	(13,430)
(Gains) losses on derivatives(F)	(1,642)	1,657	(268)	(25)
Total	(3,114)	(4,386)	(2,684)	(13,455)

(A)  The Group sells products to the Owner in the ordinary course of business.

(B)   The Group purchases materials (inventory) from the Owner.  Purchases of inventory are included in Cost of sales and operating expenses and Inventories.

(C)   The Owner provides various financing and administrative services to the Group.

(D)  The Group incurs interest expense related to short-term borrowings and long-term debt with the Owner as described in Note 14 – Short-Term Borrowings and Long Term Debt.

(E)   The Group earns interest income related to short- and long-term loans receivable from the Owner as further described below.

(F)   Alcan was the counterparty to all of the Group’s derivative instruments until the fourth quarter of 2007, at which time the derivatives were transferred at fair value to a subsidiary of the Owner and immediately cash settled with Alcan.  See Note 17 – Financial Risk Management and Financial Instruments.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Related party balances included in combined balance sheets

The following table describes the nature and year end balances of related party amounts included in the Group’s combined balance sheets.

	As at December 31,
	2009	2008
	Successor	Successor
Trade receivables(1)	6,519	57,416
Short-term loans receivable(2)	46,993	202,065
Prepaid expenses and other current assets	—	10
Long-term loans receivable(2)	—	17,568
Short-term borrowings(3)	294,191	247,258
Payables and accrued liabilities(4)	10,795	16,442
Long-Term Debt(3)
Current portion of long-term debt	—	11,365
Long-term debt — net of current portion	—	367,968
Total	—	379,333

(1)   The Group has trade receivables arising from the sale of products to the Owner in the ordinary course of business.  In addition, the balance as at December 31, 2008 includes receivables from the Owner taken in exchange for third party trade receivables sold to the Owner as described in Note 7 – Trade Receivables.

(2)   As at December 31, 2009, the composition of the Group’s short-term loans receivable from the Owner in USD equivalents, using prevailing foreign exchange rates, was $29,057 (USD) and $17,936 (CAD).  As at December 31, 2009, the weighted average interest rate on these short-term loans was 0.09%.  As at December 31, 2009, the Group has no long-term loans receivable from the Owner.

(3)   The Group has short-term borrowings and long-term debt due to the Owner as described in Note 14 – Short-Term Borrowings and Long-Term Debt.

(4)   The Group has trade payables arising from the purchase of materials from the Owner in the ordinary course of business, and the licensing of certain intellectual property from the Owner as described in Note 20 – Commitments and Contingencies.

20.          COMMITMENTS AND CONTINGENCIES

Commitments

Operating Leases

The Group leases certain buildings, machinery and equipment under various operating lease agreements.  Total operating lease expense was as follows:

	Year Ended December 31,		October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
	2009	2008	2007	2007
	Successor	Successor	Successor	Predecessor
Total operating lease expense	9,884	10,708	1,474	8,124

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

As at December 31, 2009, the Group’s future minimum payments under non-cancellable operating leases are as follows:

Years Ending December 31,
2010	8,053
2011	7,515
2012	7,070
2013	6,197
2014	5,479
Thereafter	39,162

License Agreement

The Group licensed certain intellectual property rights from the Owner under the terms of a License Agreement, which expired at the end of February 2010 as a consequence of the Transaction described in Note 1 — Business and Significant Accounting Policies.  Under the terms of the License Agreement, the Owner granted to the Group a worldwide right and license to make, have made, use, develop, manufacture, produce, market, import, export, offer for sale, and sell products and to provide services and to create improvements, using the Licensed Intellectual Property, for a license fee equal to five percent of net sales of all products in the Licensed Field, as defined, less certain expenses.  The license fee was paid quarterly by the Group, and is included in Selling and administrative expenses – related parties in the Group’s combined statement of operations.  See Note 19 — Related Party Transactions.

Contingencies

Since the date of the Acquisition, certain of the Group’s executives are covered under the Rio Tinto directors’ and officers’ liability insurance policy.  In broad terms, the policy indemnifies such individuals for personal legal liability and costs for claims arising out of actions taken in connection with Group business.

Brazil labor lawsuit – In December 2009, the Graphic Industries, Newspapers & Magazine Workers Union of Santo Andre, Sao Bernardo, etc. (AEM) filed a complaint in the 1st Labor Court of Mauá.  The action asks AEM to recognize that Mauá workers are exposed to harmful agents and dangerous situations in the workplace.  The action asserts that this exposure entitles employees to statutory wage premiums, on an ongoing basis as well as 5 years in arrears, and that the corresponding payroll taxes should apply.  The action has been filed on behalf of 54 dues-paying members, who act in a dozen different areas/capacities within the plant.  The Group’s position has been that the employees are not entitled to such wage premiums. However, there have been individual claims filed, which are treated on a case-by-case basis. Historically, the Group has not been successful in defending against most of the individual cases, and is currently recording a provision of 80% of the amounts that are being claimed in the individual cases.  In relation to the exposure for the employees that have not entered individual claims, no provision had been recorded.  As at December 31, 2009, the Group has accrued $3,249 in relation to these claims.  The initial hearing is scheduled for May 11, 2010.

Various other lawsuits, claims and proceedings have been or may be instituted or asserted against the Group, including those pertaining to environmental or commercial matters, product quality and taxes.  While the amounts claimed may be substantial, the ultimate liability cannot now be determined because of the considerable uncertainties that exist.  Therefore, it is possible that results of operations or liquidity in a particular future period could be materially affected by certain contingencies.  However, based on facts currently available, Group management believes that the disposition of matters that are pending or asserted will not have a material adverse effect on the financial position or liquidity of the Group.  Accruals have been made in specific instances where it is probable that liabilities will be incurred and where such liabilities can be reasonably estimated.

Other items

Although there is a possibility that liabilities may arise in other instances for which no accruals have been made, Group management does not believe that any losses in excess of accrued amounts would be sufficient to significantly impair the Group’s operations, have a material adverse effect on the Group’s financial position or liquidity, or materially and adversely affect the Group’s results of operations for any particular reporting period, in the absence of unusual circumstances.

21.          INFORMATION BY OPERATING SEGMENT

The Group’s segments manufacture a wide range of packaging products for the food, meat, dairy and beverage industries, and are producers of flexible and rigid specialty packaging products, converting plastics, plastic film, foil and paper materials into value-added packaging.  The Group owns and operates a dedicated flexible packaging research and development facility in North America and also benefits from the Owner’s dedicated flexible food packaging research and development center in Europe.  This allows the Group to provide packaging solution expertise in wide-ranging markets around the world, including for

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

products such as beverages, bakery, cookies, cereals, confectionery, dairy products, fresh and frozen food, instant products, pet food, retorted foods, fresh meat, labels and snacks.

The principal manufacturing activities of the Group’s food packaging segments are the printing, coating and lamination of plastic film, aluminum foil, containers and paper into primary packaging materials for food manufacturers.  These food packaging businesses also produce their own engineered films.  The main processes used are rotogravure and flexographic printing, adhesive and extrusion lamination, wax or plastic extrusion and various coating processes to add barrier properties, sealability or gloss.

The businesses of the Group are organized into five operating segments based upon the product sector, markets and geographical areas they serve, as follows:

Food and Specialty North America

This segment manufactures products including laminates, films and lidding, dry food packaging and pouches.  The segment sells into the liquid beverage, condiments, packaged food, confectionary, coffee, pet food, household and personal care, bakery, salty snack, dairy and labels product sectors.  Food and Specialty North America operates 12 facilities throughout the US, Mexico and Canada.

Food South America

This segment manufactures products including laminates, films and lidding, blister packaging, vacuum packaging, fresh meat and dry food packaging.  The segment sells into the pharmaceutical, confectionary, coffee, fresh and processed meat and cheese, yogurt and dry food product sectors.  Food South America operates three facilities in Argentina and Brazil.

Meat and Dairy

This segment manufactures products including laminates, films and lidding, shrink bags, vacuum packaging and thermoformed trays.  The segment sells into the fresh and processed meat, natural cheese, processed cheese and other dairy flexibles product sectors.  Meat and Dairy operates five facilities in the US and Mexico.

Labels America

This segment manufactures laminated, roll-fed labels and roll-on, shrink-on labels primarily for the beverage markets In North America.  Labels America operates two facilities in the US and Canada.

Alcan Packaging Danaflex

This segment manufactures products including shrink bags and vacuum packaging.  The segment sells primarily into the fresh meat product sector throughout Australasia.  Alcan Packaging Danaflex operates a single facility in New Zealand.

Business Group Profit

Group management measures the profitability and financial performance of the Group’s operating segments based on Business Group Profit (BGP), in accordance with ASC Topic 280, Segment Reporting.  BGP is not a measurement of profitability that is recognized under GAAP.  Nonetheless, the Group’s chief operating decision maker uses BGP to measure the Group’s underlying operating segment results in a manner that is in line with the Group’s portfolio approach to risk management.  BGP is comprised of earnings before: (a) interest expense; (b) income taxes; (c) depreciation and amortization; (d) goodwill impairment charges; (e) asset impairment charges not included in restructuring programs; (f) unrealized gains (losses) on derivatives – net (see below); and (g) intersegment and other (see below).

Gains (Losses) on Derivatives

We do not treat derivative instruments as hedges under ASC Topic 815, Derivatives and Hedging.  Accordingly, changes in fair value are recognized immediately in earnings as an unrealized gain or loss in advance of derivative settlement in the accompanying combined statements of operations.  For BGP purposes we only include the impact of derivative gains or losses to the extent they are settled in cash (i.e., realized) during that period.

Intersegment and Other

Excluded from the Group’s operating segments as described above, the Group recognizes certain sales and operating revenues, costs and net assets as intersegment and other.  Intersegment and other is comprised of items that are not under the control of the operating segments or considered in the measurement of their profitability.  These items are generally managed by the Group’s head office, which focuses on strategy development and oversees governance, policy, legal, compliance, human resources and finance matters.  They include such items as pass-through entities for import/export or income tax purposes, corporate and head office costs, businesses that have been sold, the deferral or realization of profits on intersegment sales, and other non-operating items.  Intersegment and other items include: (a) corporate and head office costs; (b) license fees for intellectual properties; (c) pension actuarial gains (losses) and adjustments – net; (d) certain restructuring

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

charges – net (relating to major corporate-wide acquisitions or initiatives, and which may include asset impairment charges); (e) interest income; (f) gains (losses) on sales of property, plant and equipment – net; (g) gains (losses) on disposals of businesses and investments – net; and (h) other items – net.

With the exception of the items excluded from BGP as described above, the accounting principles used to prepare the information by operating segment are the same as those used to prepare the Group’s combined financial statements.  Transactions between operating segments are conducted on an arm’s-length basis and reflect market prices.

The following table shows Business Group Profit (Loss) by segment and reconciles Total Business Group Profit (a non-GAAP measure) to Net income (loss).

	Year Ended December 31,		October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
	2009	2008	2007	2007
	Successor	Successor	Successor	Predecessor
Business Group Profit (Loss):
Food and Specialty North America	76,807	78,921	4,068	77,635
Food South America	12,185	14,719	678	7,098
Meat and Dairy	65,910	61,214	4,993	42,546
Labels America	13,650	7,879	(2,728)	8,069
Alcan Packaging Danaflex	1,705	2,888	709	1,973
Total Business Group Profit	170,257	165,621	7,720	137,321
Reconciling items:
Interest expense	(11,113)	(34,074)	(8,774)	(40,857)
Income tax (expense) benefit	(19,002)	(14,669)	7,700	(7,114)
Depreciation and amortization	(78,719)	(77,274)	(12,759)	(48,604)
Goodwill impairment charges	(20,026)	(184,638)	—	—
Asset impairment charges not included in restructuring programs	—	—	—	(6,271)
Unrealized gains (losses) on derivatives – net	1,642	(1,657)	268	25
Intersegment and other	(50,173)	(32,152)	(6,817)	(25,791)
Net income (loss)	(7,134)	(178,843)	(12,662)	8,709

Selected operating segment information

The following tables present selected information by operating segment.

	Year Ended December 31,		October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
	2009	2008	2007	2007
	Successor	Successor	Successor	Predecessor
Sales and operating revenues – third and related parties
Food and Specialty North America	705,337	786,622	119,157	678,962
Food South America	122,444	136,281	18,816	99,175
Meat and Dairy	397,762	399,080	56,260	294,862
Labels America	146,129	146,799	20,353	129,868
Alcan Packaging Danaflex	12,179	15,603	3,258	15,295
Other	26,957	29,934	4,706	23,153
	1,410,808	1,514,319	222,550	1,241,315

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

	Year Ended December 31,		October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
	2009	2008	2007	2007
	Successor	Successor	Successor	Predecessor
Sales and operating revenues – intersegment
Food and Specialty North America	16,824	11,376	3,123	16,201
Food South America	—	34	246	50
Meat and Dairy	1,561	2,747	2,009	1,735
Labels America	177	394	82	321
Eliminations	(18,562)	(14,551)	(5,460)	(18,307)
	—	—	—	—

	Year Ended December 31,		October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
	2009	2008	2007	2007
	Successor	Successor	Successor	Predecessor
Depreciation and amortization
Food and Specialty North America	37,607	37,348	6,097	24,456
Food South America	7,099	7,958	1,426	4,435
Meat and Dairy	26,315	24,686	3,977	14,107
Labels America	6,839	6,138	1,029	3,944
Alcan Packaging Danaflex	680	866	182	1,347
Intersegment and other	179	278	48	315
	78,719	77,274	12,759	48,604

	Year Ended December 31,		October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
	2009	2008	2007	2007
	Successor	Successor	Successor	Predecessor
Cash paid for capital expenditures, acquisitions of businesses and investments
Food and Specialty North America	(15,558)	(31,234)	(5,318)	(34,590)
Food South America	(3,707)	(4,024)	(882)	(5,008)
Meat and Dairy	(10,808)	(23,371)	(819)	(18,456)
Labels America	(1,723)	(4,757)	(2,130)	(10,794)
Alcan Packaging Danaflex	(41)	(254)	(152)	(1,076)
Intersegment and other	(634)	(209)	(6)	(46)
	(32,471)	(63,849)	(9,307)	(69,970)

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE 2009 COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

	As at December 31,
	2009	2008
	Successor	Successor
Total assets
Food and Specialty North America	682,003	696,017
Food South America	135,088	130,706
Meat and Dairy	471,155	506,706
Labels America	110,471	118,255
Alcan Packaging Danaflex	19,535	20,102
Intersegment and other	76,416	216,896
	1,494,668	1,688,682

22.          INFORMATION BY GEOGRAPHIC AREA

	Year Ended December 31,		October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
	2009	2008	2007	2007
	Successor	Successor	Successor	Predecessor
Sales and operating revenues – third and related parties (by origin)
US	1,097,330	1,125,952	161,463	919,170
Canada	56,280	71,026	10,719	65,588
Mexico	122,575	165,456	28,295	142,087
Brazil	112,000	124,940	16,742	88,700
Argentina	10,444	11,342	2,073	10,476
New Zealand	12,179	15,603	3,258	15,294
	1,410,808	1,514,319	222,550	1,241,315

	As at December 31,
	2009	2008
	Successor	Successor
Property, plant and equipment — net (by location)
US	417,634	438,632
Canada	19,776	19,223
Mexico	74,030	74,229
Brazil	45,993	35,267
Argentina	908	1,503
New Zealand	5,229	4,623
	563,570	573,477

23.          SUBSEQUENT EVENTS

In connection with these combined financial statements, Group management has evaluated subsequent events for disclosure through the issuance date of April 30, 2010.

Subsequent to December 31, 2009 and up through the completion of the Transaction as described in Note 1 – Business and Summary of Significant Accounting Policies, the Group and the Owner undertook several steps to effect certain capital restructuring transactions to facilitate the consummation of the Transaction.  See Note 19 – Related Party Transactions.

PricewaterhouseCoopers
LLP/s.r.l./s.e.n.c.r.l.
Chartered Accountants
1250 René-Lévesque Boulevard West Suite 2800
Report of Independent Auditors	Montréal, Quebec
Canada H3B 2G4
April 30, 2010	Telephone +1 514 205 5000
Facsimile +1 514 205 5675

To the Board of Directors of Rio Tinto Alcan Inc.

We have audited the accompanying combined statements of operations, of cash flows and of comprehensive income (loss) and invested equity of Alcan Packaging — Food Americas, a component of Alcan Inc. as described in Note 1 to the combined financial statements for the period from January 1, 2007 to October 23, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements present fairly, in all material respects, the results of operations and cash flows of Alcan Packaging — Food Americas for the period from January 1, 2007 to October 23, 2007 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, Alcan Inc. was acquired by Rio Tinto plc on October 23, 2007 and Alcan Inc. was renamed Rio Tinto Alcan Inc. on January 1, 2008. These combined financial statements are those of a component of Alcan Inc. before the acquisition by Rio Tinto plc.

(1) Chartered accountant auditor permit No. 15621

“PricewaterhouseCoopers” refers to PricewaterhouseCoopers LLP/s.r.1./s.e.n.c.r.1., an Ontario limited liability partnership, or, as the context requires, the PricewaterhouseCoopers global network or other member firms of the network, each of which is a separate and independent legal entity.

PricewaterhouseCoopers
LLP/s.r.l./s.e.n.c.r.l.
Chartered Accountants
1250 René-Lévesque Boulevard West Suite 2800
Report of Independent Auditors	Montréal, Quebec
Canada H3B 2G4
April 30, 2010	Telephone +1 514 205 5000
Facsimile +1 514 205 5675

We have audited the accompanying combined balance sheets of Rio Tinto Alcan Packaging — Food Americas, a component of Rio Tinto Alcan Inc. as described in Note 1 to the combined financial statements as of December 31, 2009 and 2008, and the related combined statements of operations, of cash flows, and of comprehensive income (loss) and invested equity for the years then ended and the combined statements of operations, of cash flows, and of comprehensive income (loss) and invested equity for the period from October 24, 2007 to December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements present fairly, in all material respects, the financial position of Rio Tinto Alcan Packaging — Food Americas as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended and the period from October 24, 2007 to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

(1) Chartered accountant auditor permit No. 15621

“PricewaterhouseCoopers” refers to PricewaterhouseCoopers LLP/s.r.1./s.e.n.c.r.1., an Ontario limited liability partnership, or, as the context requires, the PricewaterhouseCoopers global network or other member firms of the network, each of which is a separate and independent legal entity.